Exhibit 10.4

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

VICI PROPERTIES OP LLC

April 29, 2022

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List of Exhibits

EXHIBIT A	Form of Member Registry

EXHIBIT B	Capital Account Maintenance

EXHIBIT C	Special Allocation Rules

EXHIBIT D	Notice of Redemption

EXHIBIT E	Form of Voluntary Conversion Notice

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AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

VICI PROPERTIES OP LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as may be amended, supplemented or restated from time to time, the “Agreement”) of VICI Properties OP LLC (the “Company”) is entered into effective as of April 29, 2022, by and among VICI Properties Holdco LLC, a Delaware limited liability company, as the managing member (the “Managing Member”) and the Persons whose names are set forth on the Member Registry (as hereinafter defined) as Members, together with each other Person who at any time after the date hereof becomes a Member of the Company as provided herein.

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), on August 2, 2021, and, prior to execution of this Agreement, was governed by the Limited Liability Company Agreement of the Company, dated as of August 2, 2021 (the “Existing Agreement”);

WHEREAS, the Company is the continuation of the MGP LP Tax Partnership (as hereinafter defined) within the meaning of Section 708 of the Code; and

WHEREAS, the Members (as hereinafter defined) desire to amend and restate the Existing Agreement as set forth herein, which shall amend, restated and supersede the Existing Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Agreement in its entirety and agree to continue the Company as a limited liability company under the Act as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” has the meaning set forth in the preamble.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 12.2 hereof and who is shown as a Member on the Member Registry.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Fiscal Year or other period (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B.

“Adjustment Event” means an event in which (i) the Company makes a distribution of Units on all outstanding Class A Units, (ii) the Company subdivides the outstanding Class A Units into a greater number of Class A Units or combines the outstanding Class A Units into a lesser number of Class A Units, (iii) the Company issues any Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units, or (iv) a similar transaction involving Class A Units where consideration is not received in connection with such transaction. For the avoidance of doubt, the following shall not be Adjustment Event: (a) the issuance of Units in a financing, reorganization, acquisition or similar business transaction; (b) the issuance of Units pursuant to an Equity Incentive Plan or other compensation plan, or under a distribution reinvestment plan; or (c) the issuance of any Units to the Managing Member or other Persons in respect of a Capital Contribution to the Company.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general partner, member or trustee of such Person or any Person referred to in the foregoing clause (i). For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property, the Section 704(c) Value of such property as of the time of its contribution to the Company, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed as determined under Section 752 of the Code and the Regulations thereunder; and (ii) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution.

“Agreement” has the meaning set forth in the preamble.

“Applicable Special LTIP Unit Distribution Amount” has the meaning set forth in Section 5.1.D.

“Assignee” means a Person to whom one or more Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, cash of the Company, regardless of source (including Capital Contributions and loans to the Company), that the Managing Member, in its sole and absolute discretion, determines is appropriate for distribution to the Members.

“Award Agreement” means each or any, as the context implies, agreement or instrument entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Book-Up Target” for each LTIP Unit means the lesser of (i) the Class A Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 6.1.E(i) and reallocations of Economic Capital Account Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the Managing Member and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the Class A Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the Class A Unit Economic Balance determined as of such time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the capital account maintained for a Member pursuant to Exhibit B. The current Capital Account balance for each Member who is a Member on the date hereof shall be the amount set forth opposite such Member’s name on the Member Registry.

“Capital Account Limitation” has the meaning set forth in Section 4.7.B(i).

“Capital Contribution” means, with respect to any Member, any cash and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the Section 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Members’ Capital Accounts and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B, and to reflect changes, additions (including capital improvements thereto) or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

“Cash Amount” means an amount of cash equal to the Value on the Valuation Date of the Parent Shares Amount.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on August 2, 2021, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Unit” has the meaning set forth in Section 4.2.B.

“Class A Unit Economic Balance” means (i) the Capital Account balance of the Managing Member, plus the amount of the Managing Member’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Managing Member’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the Managing Member’s Class A Units.

“Class A Unit Transaction” means any transaction or series of related transactions (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Class A Units or other business combination or reorganization or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) as a result of which Class A Units shall be exchanged for or converted into the right to receive, or in respect of which the holders of such Class A Units shall otherwise be entitled to receive, cash, securities or other property or any combination thereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d) for “partnership minimum gain.”

“Company Record Date” means the record date established by the Managing Member either (i) for the distribution of Available Cash pursuant to Section 5.1.A, which record date shall be the same as the record date established by Parent for a distribution to its stockholders of some or all of the portion of such distribution that it receives, or (ii) if applicable, for determining the Members entitled to vote on or consent to any proposed action for which the consent or approval of the Members is sought pursuant to Section 14.2.F.

“Consent” means the consent or approval of a proposed action by a Member given in accordance with Article XIV.

“Consent of the Non-Managing Members” means the Consent of the Members (excluding for this purpose, the Managing Member, and, to the extent any of the following holds Class A Units, (i) any Person of which Parent or the Managing Member directly or indirectly owns or controls more than fifty percent (50%) of the voting interests or that is otherwise a controlled Affiliate of Parent or the Managing Member and (ii) any Person directly or indirectly owning more than fifty percent (50%) of the outstanding voting interests of the Managing Member or that otherwise controls (as such term is used in the definition of Affiliate), directly or indirectly, the Managing Member) holding Class A Units representing more than fifty percent (50%) of the Percentage Interest of the Class A Units of all Members which are not excluded pursuant to (i), (ii) and (iii) above.

“Constituent Person” has the meaning set forth in Section 4.7.F.

“Contributed Property” means each property or other asset contributed to the Company, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B, such property shall no longer constitute a Contributed Property for purposes of Exhibit B, but shall be deemed an Adjusted Property for such purposes.

“Conversion Date” has the meaning set forth in Section 4.7.B(ii).

“Conversion Notice” has the meaning set forth in Section 4.7.B(ii).

“Convertible Funding Debt” has the meaning set forth in Section 7.5.E.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the U.S. federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount as calculated in accordance with Regulations Section 1.704-3; provided, however, that if the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero and if Depreciation is calculated in accordance with Regulations Section 1.704-3(b), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Distribution Measurement Date” has the meaning set forth in Section 5.1.D.

“Distribution Participation Date” for each LTIP Unit will be either such date as may be specified in the applicable Award Agreement or other documentation pursuant to which such LTIP Units have been issued, or if no Distribution Participation Date is so specified, the date on which such LTIP Unit is issued.

“Distribution Payment Date” has the meaning set forth in Section 5.1.C.

“Economic Capital Account Balances” means, with respect to the LTIP Unitholders, their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E.

“Effective Date” means April 29, 2022.

“Equity Incentive Plan” means any equity incentive or compensation plan existing as of the date hereof or hereafter adopted by Parent, the Company or the Managing Member, including, without limitation, the 2017 Stock Incentive Plan, as amended by Amendment No. 1 thereto and as further amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Agreement” has the meaning set forth in the preamble.

“Existing Business” means the direct or indirect ownership or disposition of the Existing Properties and the management of the business and affairs of the Existing Properties and such other activities which are incidental thereto, in furtherance thereof or natural extensions thereof (including the expansion of such Existing Properties).

“Existing Properties” means the four golf course properties generally known as: Rio Secco, Henderson, Nevada; Cascata, Boulder City, Nevada; Chariot Run, Laconia, Indiana; and Grand Bear, Saucier, Mississippi.

“Extraordinary Transaction” has the meaning set forth in Section 11.2.B.

“Fiscal Quarter” means any three calendar month quarter of any Fiscal Year of the Company, which quarters shall end on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year as provided in Section 9.2.

“Forced Conversion” has the meaning set forth in Section 4.7.C.

“Forced Conversion Notice” has the meaning set forth in Section 4.7.C.

“Funding Debt” means any Debt incurred for the purpose of providing funds to the Company by or on behalf of Parent, the Managing Member or any wholly owned subsidiary of Parent or the Managing Member.

“Golf Business TRS” means VICI Golf LLC, a Delaware limited liability company and a “taxable REIT subsidiary”, as such term is defined in Section 856(l) of the Code, of Parent that operates the Existing Business.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse, parents, descendants, nephews, nieces, brothers, and sisters.

“Imputed Underpayment Amount” shall mean an “imputed underpayment” within the meaning of Section 6225 of the Code (or any similar provision under state, local or foreign law) paid (or payable) by the Company, including any interest or penalties thereon.

“Incapacity” or “Incapacitated” means, (i) as to any individual who is a Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) Parent or the Managing Member, (b) a Member, or (c) any direct or indirect trustee, manager, director, officer, employee, member, partner or stockholder of the Company, Parent, the Managing Member or a Member and (ii) such other Persons (including Affiliates of Parent, the Managing Member a Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to net capital gain realized in connection with an adjustment to the value of Company assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of this Agreement; and “Liquidating Losses” means any net capital loss realized in connection with any such event.

“Liquidating Losses” has the meaning set forth in the definition of “Liquidating Gains” herein.

“Liquidator” has the meaning set forth in Section 13.2.A.

“LTIP Unit” means an interest that is designated as an LTIP Unit and that has the rights, preferences and other privileges designated in Sections 4.6 and 4.7 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Members shall be set forth on the Member Registry.

“LTIP Unit Sharing Percentage” means, for an LTIP Unit, the percentage that is specified as the LTIP Unit Sharing Percentage in the Award Agreement or other documentation pursuant to which such LTIP Unit is issued or, if no such percentage is specified, ten percent (10%).

“LTIP Unitholder” means a Member that holds LTIP Units.

“Managing Member” has the meaning set forth in the preamble.

“Member(s)” means the Managing Member and any other Person that is named as a Member in the Member Registry or any Substituted Member or Additional Member, in such Person’s capacity as a Member in the Company.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3) for “partner minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i), and the amount of Member Nonrecourse Deductions with respect to Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) for “partner nonrecourse deductions.”

“Member Registry” means the registry maintained by the Managing Member in the books and records of the Company, which contains substantially the same information as would be necessary to complete the form of the Member Registry attached hereto as Exhibit A.

“Membership Interest” means the membership interest of a Member in the Company representing a fractional part of the membership interests of all Members and includes any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Units and includes any and all benefits to which the holder of such membership interest (whether expressed as a Unit or otherwise) may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“MGM Resorts” means MGM Resorts International and any successor thereto (or ultimate parent company thereof) that has a class of equity securities that is Publicly Traded.

“MGM Resorts Member” means MGM Resorts or its applicable controlled Affiliates that hold Membership Interests or Units from time to time.

“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company, and, as the context requires, its subsidiaries.

“MGP LP Tax Partnership” means the “business entity” within the meaning of Treasury Regulations Section 301.7701-2 that is treated as a “partnership” within the meaning of Section 761 of the Code, the legal form of which was MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, until the merger of Venus Sub LLC with and into MGM Growth Properties Operating Partnership LP, with MGM Growth Properties Operating Partnership LP being the surviving entity on the Effective Date.

“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, and, as the context requires, its subsidiaries.

“MTA” means that certain Master Transaction Agreement, dated as of August 4, 2021, by and among Parent, the Company, MGM Resorts, , and certain other parties thereto.

“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Parent Shares, excluding grants under an Equity Incentive Plan, or (ii) any Debt issued by Parent that provides any of the rights described in clause (i).

“Non-Managing Member” means a Member in the Company that is not the Managing Member in the Company.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D.

“Parent” means VICI Properties Inc., a Maryland corporation, or its successor; provided that if (i) the common stock (or other comparable equity interests) of such entity are at any time not Publicly Traded and (ii) the common stock (or other comparable equity interests) of an entity that owns, directly or indirectly, in the aggregate, fifty percent (50%) or more of the equity interests of the Managing Member are Publicly Traded, the term “Parent” shall refer to such entity whose common stock (or other comparable equity securities) are Publicly Traded. If both requirements set forth in clauses (i) and (ii) above are not satisfied, then the term “Parent” shall mean the Managing Member.

“Parent Conversion Factor” means 1.0; provided, however, that, (A) if Parent (i) declares or pays a dividend on its outstanding Parent Shares in Parent Shares or makes a distribution to all holders of its outstanding Parent Shares in Parent Shares and the Company does not make a corresponding distribution on Class A Units in Class A Units, (ii) subdivides its outstanding Parent Shares without the Company also so subdividing the outstanding Class A Units, or (iii) combines its outstanding Parent Shares into a smaller number of Parent Shares without the Company also so combining the outstanding Class A Units, the Parent Conversion Factor shall be adjusted by multiplying the Parent Conversion Factor by a fraction, the numerator of which shall be the number of Parent Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Parent Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; and provided further that if an entity shall cease to be Parent (the “Predecessor Entity”) and another entity shall become Parent (the “Successor Entity”) in accordance with the definition of “Parent,” the Parent Conversion Factor shall be adjusted by multiplying the Parent Conversion Factor by a fraction, the numerator of which is the Value of one Parent Share of the Predecessor Entity, determined as of the date when the Successor Entity becomes the Parent, and the denominator of which is the Value of one Parent Share of the Successor Entity, determined as of that same date and (B) if Parent shall, by dividend or otherwise, distribute to all holders of Parent Shares evidences of its indebtedness or assets (including securities, other than Parent Shares), which evidences of indebtedness or assets relate to assets not received by Parent pursuant to a pro rata distribution by the Company (excluding assets that relate to the Golf Business TRS or other entities that are not Subsidiaries of the REIT to the extent that a corresponding distribution is made by the Company to the Members other than the Managing Member pursuant to the proviso in Section 5.1.B.ii), then the Parent Conversion Factor shall be adjusted by multiplying the Parent Conversion Factor in effect immediately prior to the close of business as of the record date for such distribution by a fraction, the numerator of which shall be the Value of a Parent Share as of such record date and the denominator of which shall be the Value of a Parent Share as of such record date less the then fair market value (as determined in good faith by the Managing Member, whose determination shall be conclusive) of the evidences of indebtedness or assets so distributed applicable to one Parent Share. For purposes of the second proviso in the preceding sentence, if any stockholders of the Predecessor Entity will receive consideration in connection with the transaction in which the Successor Entity becomes the Parent, the numerator in the fraction described above for determining the adjustment to the Parent Conversion Factor (that is, the Value of one Parent Share of the Predecessor Entity) shall be the sum of the greatest amount of cash and the fair market value (as determined in good faith by the Managing Member) of any securities and other consideration that the holder of one Parent Share in the Predecessor Entity could have received in such transaction (determined without regard to any provisions governing fractional shares). Any adjustment to the Parent Conversion Factor shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event giving rise thereto, it being intended that (x) adjustments to the Parent Conversion Factor are to be made to avoid unintended dilution or anti-dilution as a result of transactions in which Parent Shares are issued, redeemed or exchanged without a corresponding issuance, redemption or exchange of Units and such that at all times each Class A Unit shall be equivalent, in terms of rights to distributions and the Redemption Amount, to one Parent Share (and it being agreed that if at any time the application of the Parent Conversion Factor would work an unfair or unintended result taking into account the intention of the Members, then the Managing Member shall revise the definition of Parent Conversion Factor so as to give effect to such intention) and (y) if a Specified Redemption Date shall fall between the record date and the effective date of any event of the type described above, that the Parent Conversion Factor applicable to such redemption shall be adjusted to take into account such event.

“Parent Share” means a share of capital stock (or other comparable equity interest) of Parent. Parent Shares may be issued in one or more classes or series in accordance with the terms of the organizational documents of Parent. Parent Shares issued in lieu of the Cash Amount may be either registered or unregistered Parent Shares at the option of the Managing Member. If there is more than one class or series of Parent Shares, the term “Parent Shares” shall, as the context requires, be deemed to refer to the class or series of Parent Shares that corresponds to the class or series of Membership Interests for which the reference to Parent Shares is made. When used with reference to Class A Units, the term “Parent Shares” refers to shares of common stock (or other comparable equity interest) of Parent.

“Parent Shares Amount” means a number of Parent Shares equal to the product of the number of Units offered for redemption by a Redeeming Member multiplied by the Parent Conversion Factor; provided, however, that if Parent issues to holders of Parent Shares securities, rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Parent Shares or any other securities or property (collectively, the “rights”), then the Parent Shares Amount shall also include such rights that a holder of that number of Parent Shares would have been entitled to receive had it initially participated in such issuance, unless the Company issues corresponding rights to holders of Units.

“Percentage Interest” means, as to a Member, its interest in the Company as determined by dividing the total number of Class A Units (and LTIP Units other than to the extent provided in the LTIP Units designations) owned by such Member by the total number of Class A Units (and LTIP Units other than to the extent provided in the LTIP Units designations) then outstanding as specified in the Member Registry (and, when used with respect to a specified class of Membership Interests, its interest in such class as determined by dividing the Units of such class owned by such Member by the total number of Units of such class then outstanding as specified in the Member Registry).

“Permitted Pledge” has the meaning set forth in Section 11.3.C.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Predecessor Entity” has the meaning set forth in the definition of “Parent Conversion Factor” herein.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, any nationally or internationally recognized stock exchange or any successor to any of the foregoing.

“Qualified Assets” has the meaning set forth in Section 7.5.A.

“Qualified REIT Subsidiary” means any Subsidiary of the Managing Member that is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code.

“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment pursuant to Section 754 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized either as ordinary income or as “unrecaptured Section 1250 gain” (as defined in Section 1(h)(6) of the Code) because it represents the recapture of depreciation deductions previously taken with respect to such property or asset.

“Redeeming Member” has the meaning set forth in Section 8.6.A(i).

“Redemption Amount” means either the Cash Amount or the Parent Shares Amount, as determined by the Managing Member, in its sole and absolute discretion. A Redeeming Member shall have no right, without the Managing Member’s consent, in its sole and absolute discretion, to receive the Redemption Amount in the form of the Parent Shares Amount.

“Redemption Assumption Election” has the meaning set forth in Section 8.6.B(i).

“Redemption Right” has the meaning set forth in Section 8.6.A(i).

“Regulations” means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means an entity that qualifies as a real estate investment trust under the Code.

“REIT Member Payment” has the meaning set forth in Section 15.14.

“REIT Requirements” has the meaning set forth in Section 5.1.A.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Company recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 2.B.1 or 2.B.2 of Exhibit C to eliminate Book-Tax Disparities.

“Safe Harbor” has the meaning set forth in Section 11.6.F.

“Section 704(c) Value” of any Contributed Property means the fair market value of such property at the time of contribution as determined by the Managing Member using such reasonable method of valuation as it may adopt; provided, however, subject to Exhibit C, the Managing Member shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the Section 704(c) Value of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to its fair market values.

“Securities Act” means the Securities Act of 1933, as amended.

“Special LTIP Unit Distribution” has the meaning set forth in Section 5.1.D.

“Specified Redemption Date” means the twentieth (20th) Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine; provided, however, that, if the Parent Shares are not Publicly Traded, the Specified Redemption Date means the thirtieth (30th) Business Day after the Valuation Date or such shorter period as the Managing Member, in its sole and absolute discretion, may determine.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to Section 11.4 and who is shown as a Member in the Member Registry.

“Successor Entity” has the meaning set forth in the definition of “Parent Conversion Factor” herein.

“Surviving Company” has the meaning set forth in Section 11.2.B(ii).

“Target Operating Entity” has the meaning set forth in Section 7.4.F.

“Target Parent Entity” has the meaning set forth in Section 7.4.F.

“Taxable REIT Subsidiary” means any Subsidiary of the Managing Member that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code

“Tax Basis Capital Information” has the meaning set forth in Section 10.3.F.

“Tender Offer” has the meaning set forth in Section 11.2.B(i).

“Unit” means a fractional, undivided share of any class or series of Membership Interests issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, LTIP Units, and any other classes or series of Units established after the date hereof. The number of Units outstanding and the Percentage Interests in the Company represented by such Units are set forth in the Member Registry.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date.

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B) as of such date.

“Unvested LTIP Unit” means any LTIP Unit that is not a Vested LTIP Unit.

“UPREIT” has the meaning set forth in Section 7.4.F.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to one Parent Share of a class of outstanding Parent Shares that are Publicly Traded, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which value must be determined. The market price for each such trading day shall be the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day. If the outstanding Parent Shares are Publicly Traded and the Parent Shares Amount includes, in addition to the Parent Shares, rights or interests that a holder of Parent Shares has received or would be entitled to receive, then the Value of such rights shall be determined by the Managing Member acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Parent Shares are not Publicly Traded, the Value of the

Parent Shares Amount per Unit tendered for redemption (which will be the Cash Amount per Unit offered for redemption payable pursuant to Section 8.6.A) means the amount that a holder of one Unit would receive if each of the assets of the Company were to be sold for its fair market value on the Specified Redemption Date, the Company were to pay all of its outstanding liabilities, and the remaining proceeds were to be distributed to the Members in accordance with the terms of this Agreement. Such Value shall be determined by the Managing Member, acting in good faith and based upon a commercially reasonable estimate of the amount that would be realized by the Company if each asset of the Company (and each asset of each partnership, limited liability company, trust, joint venture or other entity in which the Company owns a direct or indirect interest) were sold to an unrelated purchaser in an arms’ length transaction where neither the purchaser nor the seller were under economic compulsion to enter into the transaction (without regard to any discount in value as a result of the Company’s minority interest in any property or any illiquidity of the Company’s interest in any property).

“Vested LTIP Units” means LTIP Units that have vested under the terms of an Award Agreement or Equity Incentive Plan applicable to such Units or pursuant to any other agreement between the LTIP Unitholder and the Company.

“Voluntary Conversion Right” has the meaning set forth in Section 4.7.B(i).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Organization

A. Organization, Status and Rights. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. The Members hereby confirm and agree to their status as members of the Company and to continue the business of the Company on the terms set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

B. Qualification of the Company. The Members (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge and deliver to the Company to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Formation as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Company as a limited liability company under the Act.

C. Representations. Each Member represents and warrants that such Member is duly authorized to execute, deliver and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

Section 2.2 Name

The name of the Company shall be VICI Properties OP LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of any of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is Corporation Service Company. The Managing Member may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate of Formation to reflect such designation without the Consent of the Members or any other Person. The principal office of the Company shall be 535 Madison Avenue, 20th Floor, New York, New York 10022, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

Section 2.4 Term

The Company was formed on August 4, 2021, and the term of the Company shall continue until dissolved pursuant to the provisions of Article XIII or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Company is (i) to conduct any business that may be lawfully conducted by a limited liability company organized pursuant to the Act; (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing; provided, however, that any business shall be limited to and conducted in such a manner as to permit Parent at all times to be classified as a REIT, unless Parent in its sole and absolute discretion has chosen to cease to qualify as a REIT or has chosen not to attempt to qualify as a REIT for any reason or reasons whether or not related to the business conducted by the Company. In connection with the foregoing, and without limiting Parent’s right in its sole and absolute discretion, to cease qualifying as a REIT, the Members acknowledge that the status of Parent as a REIT inures to the benefit of all the Members and not solely to Parent or its Affiliates, members and stockholders.

Section 3.2 Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Company shall not take, or shall refrain from taking, any action which, in the judgment of the Managing Member, in its sole and absolute discretion, (i) could adversely affect the ability of Parent to continue to qualify as a REIT (if Parent has chosen to attempt to qualify as a REIT), (ii) could cause Parent to be subject to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over Parent or its securities, unless such action (or inaction) with respect to Parent shall have been specifically consented to by Parent in writing.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ISSUANCES

OF MEMBERSHIP INTERESTS

Section 4.1 Capital Contributions of the Members

Prior to or concurrently with the execution of this Agreement, the Members have made the Capital Contributions as set forth in the Member Registry. As of the date hereof, the Members own Units in the amounts set forth in the Member Registry and have Percentage Interests in the Company as set forth in the Member Registry. The number of Units and Percentage Interest shall be adjusted in the Member Registry from time to time by the Managing Member to the extent necessary to reflect accurately exchanges, redemptions (including the Redemption (as defined in the MTA)), Capital Contributions, the issuance of additional Units or similar events having an effect on a Member’s Percentage Interest occurring after the date hereof in accordance with the terms of this Agreement. Except as provided in Sections 10.5 and 13.3 hereof, the Members shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Company (whether in the form of loans, repayments of loans or otherwise). Except as otherwise set forth in Section 13.3 hereof, no Member shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Company or otherwise, provided that such Capital Account deficit did not arise by reason of distributions knowingly received by such Member in violation of this Agreement (provided such Member has knowledge or is given notice, either at the time thereof or thereafter, of such distribution in violation of this Agreement) or applicable law or other actions in violation of this Agreement or applicable law.

Section 4.2 Issuances of Membership Interests

A. General. The Managing Member is hereby authorized to cause the Company from time to time to issue to Members (including the Managing Member and its Affiliates) or other Persons (including, without limitation, in connection with the contribution of property to the Company or any of its Subsidiaries) Units or other Membership Interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of Membership Interests, all as shall be determined, subject to applicable Delaware law, by the Managing Member in its sole and absolute discretion, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests, (ii) the right of each such class or series of Membership Interests to share in Company distributions, (iii) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company, (iv) the rights, if any, of each such class or series to vote on matters that require the vote or Consent of the Members, and (v) the consideration, if any, to be received by the Company in exchange for such Units or other Membership Interests; provided, however, that no such Units or other Membership Interests shall be issued to the Managing Member or Parent or any of their Subsidiaries unless either (a) the Units or Membership Interests are issued in connection with the grant, award or issuance of Parent Shares or other equity interests in Parent (including a transaction described in Section 7.4.F) having designations, preferences and other rights such that the economic interests attributable to such Parent Shares or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Units or Membership Interests issued to Parent, the Managing Member or any such Subsidiary in accordance with this Section 4.2.A, or (b) the additional Membership Interests are issued to all Members holding Membership Interests in the same class in proportion to their respective Percentage Interests in such class. If the Company issues Membership Interests pursuant to this Section 4.2.A, the Managing Member shall make such revisions to this Agreement (including but not limited to the revisions described in Sections 5.5, 6.2 and 8.6) as it deems necessary to reflect the issuance of such Membership Interests.

B. Classes of Units. From and after the date of the Agreement, the Company shall have two classes of Units entitled “Class A Units” and “LTIP Units” and such additional classes of Units as may be created by the Managing Member pursuant to Section 4.2.A. Class A Units, LTIP Units or a class of Membership Interests created pursuant to Section 4.2.A, at the election of the Managing Member, in its sole and absolute discretion, may be issued to newly admitted Members in exchange for the contribution by such Members of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, however, that any Unit that is not specifically designated by the Managing Member as being of a particular class shall be deemed to be a Class A Unit. The terms of the LTIP Units shall be in accordance with Sections 4.6 and 4.7.

Section 4.3 No Preemptive Rights

Except to the extent expressly granted by the Company pursuant to another Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company or (ii) issuance or sale of any Units or other Membership Interests.

Section 4.4 Other Contribution Provisions

A. General. If any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash, and the Member had made a Capital Contribution of such cash to the capital of the Company.

B. Mergers. To the extent the Company acquires any property (or an indirect interest therein) by the merger of any other Person into the Company or with or into a Subsidiary of the Company, Persons who receive Membership Interests in exchange for their interest in the Person merging into the Company or with or into a Subsidiary of the Company shall be deemed to have been admitted as Additional Members pursuant to Section 12.2 and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement (or if not so provided, as determined by the Managing Member in its sole and absolute discretion) and as set forth in the Member Registry.

Section 4.5 No Interest on Capital

No Member shall be entitled to interest on its Capital Contributions or its Capital Account.

Section 4.6 LTIP Units

A. Issuance of LTIP Units. The Managing Member may from time to time issue LTIP Units to employees, officers, directors or trustees of the Company, Parent, the Managing Member or any of their respective Subsidiaries, for such consideration, including a cash capital contribution in such amount, as the Managing Member may determine to be appropriate, and admit such Persons as Members of the Company. Subject to the following provisions of this Section 4.6 and Sections 4.7 and 6.1.E, LTIP Units shall be treated as Class A Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Members’ Percentage Interests, holders of LTIP Units shall be treated as Class A Unit holders, and LTIP Units shall be treated as Class A Units. In particular, subject to the following provisions of this Section 4.6 and Sections 4.7 and 6.1.E, the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures:

(i) Adjustment Event. If an Adjustment Event occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Class A Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Company takes an action affecting the Class A Units other than actions specifically defined as “Adjustment Events” and in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any applicable Equity Incentive Plan, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances. The Company shall send a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii) Distributions. To the extent provided in Sections 5.1.C, 5.1.D and 5.1.E, the LTIP Unitholders shall, when, as and if authorized and declared by the Managing Member out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Class A Unit paid to holders of Class A Units on the Company Record Date established by the Managing Member with respect to such distribution. So long as any LTIP Units are outstanding, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Class A Units unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units that are entitled to such distributions, as provided in Sections 5.1.C, 5.1.D and 5.1.E.

B. Priority. Subject to the provisions of this Section 4.6 and the special provisions of Sections 4.7, 5.1.C, 5.1.D and 5.1.E, the LTIP Units shall rank pari passu with the Class A Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Award Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units are entitled to transfer their Class A Units pursuant to Article XI.

C. Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) Award Agreements. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an Award Agreement. The terms of any Award Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Award Agreement or by any applicable Equity Incentive Plan.

(ii) Repurchase, Forfeiture and Cancellation. Unless otherwise specified in the Award Agreement, upon the occurrence of any event specified in an Award Agreement as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company or the Managing Member exercises such right to repurchase or such forfeiture occurs in accordance with the applicable Award Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Award Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited or cancelled, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture or cancellation. In connection with any repurchase, forfeiture or cancellation of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E hereof, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii) Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.E. For any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such LTIP Units, LTIP Units shall be allocated Net Income and Net Loss only in amounts per LTIP Unit equal to the amounts allocated per Class A Unit for the same period multiplied by the LTIP Unit Sharing Percentage for such LTIP Units. Commencing with the portion of the taxable year of the Company that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Class A Unit and shall be specially allocated Net Income equal to the amount of the Special LTIP Unit Distribution paid pursuant to Section 5.D, if any. The Company may delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is equal to such ratio as computed for the Class A Units held by the Managing Member. In addition, the Managing Member may, in its sole discretion, specially allocate net income or gain realized after the date an LTIP Unit was issued by the Company to such LTIP Unit to prevent Section 5.1.E from reducing the amount distributed to such LTIP Unit.

(iv) Redemption. The Redemption Right provided to the holders of Class A Units under Section 8.6 hereof shall not apply with respect to LTIP Units unless and until they are converted to Class A Units as provided in clause (v) below and Section 4.7.

(v) Conversion to Class A Units. Vested LTIP Units are eligible to be converted into Class A Units in accordance with Section 4.7.

D. Voting. LTIP Units shall (i) have the same voting rights as Class A Units, with the LTIP Units voting as a single class with the Class A Units and having one vote per LTIP Unit; and (ii) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Units (including the Class A Units held by the Managing Member); but subject, in any event, to the following provisions:

(i) with respect to any Class A Unit Transaction, so long as the LTIP Units are treated in accordance with Section 4.7.F hereof, the consummation of such Class A Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) any creation or issuance of any Units or of any class or series of Membership Interest in accordance with the terms of this Agreement, including, without limitation, additional Class A Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Class A Units.

Section 4.7 Conversion of LTIP Units

A. Automatic Conversion. Unless sooner converted pursuant to the following paragraphs of this Section 4.7, each LTIP Unit will convert automatically, without any action by the holder of such LTIP Unit, into one (1) fully paid and non-assessable Class A Unit, giving effect to all adjustments (if any) made pursuant to Section 4.6 hereof, on the date on which both of the following conditions are satisfied with respect to such LTIP Unit: (i) such LTIP Unit becomes a Vested LTIP Unit, and (ii) the Economic Capital Account Balance attributable to such LTIP Unit becomes equal to the Class A Unit Economic Balance; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Unit is paid at the time of or prior to such conversion.

B. Voluntary Conversion Right.

(i) To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Units pursuant to Section 4.7.A, such holder shall have the right (the “Voluntary Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into a number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4.6 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”); provided, however, that an LTIP Unitholder may not exercise the Voluntary Conversion Right for fewer than one thousand (1,000) LTIP Units or, if such holder holds fewer than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such holder.

LTIP Unitholders shall not have the right to convert LTIP Units into Class A Units until such LTIP Units become Vested LTIP Units; provided, further, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her LTIP Units to become Vested LTIP Units, such LTIP Unitholder may deliver a Conversion Notice (as provided in clause (ii) below) conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition.

(ii) In order to exercise its Voluntary Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit E to this Agreement to the Company (with a copy to the Managing Member) not less than ten (10) nor more than sixty (60) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, unless the Managing Member has given to the LTIP Unitholders notice of a proposed or upcoming Class A Unit Transaction at least thirty (30) days prior to the effective date of such Class A Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the Managing Member of a Class A Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Class A Unit Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1. Notwithstanding anything herein to the contrary, a LTIP Unitholder may deliver a Notice of Redemption pursuant to Section 8.6 relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Company shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Class A Units into which his or her LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Managing Member elects to assume and perform the Company’s redemption obligation with respect to such Class A Units under Section 8.6 hereof by delivering to such holder Parent Shares rather than cash, then such holder can have such Parent Shares issued to him or her simultaneously with the conversion of his or her LTIP Units into Class A Units. The Managing Member and the LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence. Each LTIP Unitholder covenants and agrees with the Company that all LTIP Units to be converted pursuant to this Section 4.7.B shall be free and clear of all liens and encumbrances.

C. Forced Conversion. To the extent an LTIP Unitholder’s LTIP Units have not automatically converted into Class A Units pursuant to Section 4.7.A, the Company, at any time at the election of the Managing Member, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into a number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4.6 hereof, equal to (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of such LTIP Units being converted, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion; provided, however, that any Special LTIP Unit Distribution payable with respect to such LTIP Units is paid at the time of or prior to such conversion. In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) to the applicable LTIP Unitholder not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

D. Completion of Conversion. A conversion of LTIP Units pursuant to this Section 4.7 shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Managing Member certifying the number of Class A Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article XI hereof may exercise the rights of such Member pursuant to this Section 4.7 and such Member shall be bound by the exercise of such rights by the Assignee.

E. Impact of Conversions for Purposes of Section 6.1.E. For purposes of making future allocations under Section 6.1.E hereof following any conversion of LTIP Units and for purposes of applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of Class A Units received upon conversion and the Class A Unit Economic Balance.

F. Class A Unit Transactions. If the Company or the Managing Member shall be a party to any Class A Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Class A Unit Transaction in consideration for the Class A Units into which his or her Vested LTIP Units are then convertible the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Class A Unit Transaction by a holder of the same number of Class A Units, assuming such holder of Class A Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person. In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Class A Unit Transaction, prior to such Class A Unit Transaction, the Managing Member shall give prompt written notice to each LTIP Unitholder of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Managing Member, the form or type of consideration to be received upon conversion of each LTIP Unit (if then convertible pursuant to this Section 4.7) held by such holder into Class A Units in connection with such Class A Unit Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit then convertible pursuant to this Section 4.7 and held by such holder (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such Class A Unit holder failed to make such an election. Subject to any Award

Agreement and any applicable Equity Incentive Plan, to the extent any LTIP Units are then outstanding, the Company shall use commercially reasonable efforts to cause the terms of any Class A Unit Transaction to be consistent with the provisions of this Section 4.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units are not then convertible into Class A Units that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Class A Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

A. Distribution of Available Cash. Except to the extent required by the terms established for a new class or series of Membership Interests created in accordance with Section 4.2.A hereof, the Managing Member shall distribute to the Members, at least quarterly, an amount equal to one hundred percent (100%) of the Available Cash of the Company with respect to such quarter or shorter period, with such distribution being made to the Members as of the applicable Company Record Date for such distribution in accordance with the terms established for the class or classes of Membership Interests held by the Members who are Members on the respective Company Record Date as provided in Sections 5.1.B, 5.1.C and 5.1.D and otherwise in accordance with the respective terms established for each class of Membership Interest. Notwithstanding anything to the contrary contained herein, in no event may a Member receive a distribution of Available Cash with respect to a Unit for a quarter or shorter period if such Member is entitled to receive a distribution with respect to a Parent Share for which such Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein, and except to the extent required by the terms established for a new class or series of Membership Interests created in accordance with Article IV hereof, no Membership Interest shall be entitled to a distribution in preference to any other Membership Interest. If Parent has chosen to attempt to qualify as a REIT, the Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of Parent as a REIT to distribute Available Cash to Parent in an amount sufficient to enable Parent to make distributions to its stockholders that will enable Parent to (a) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”), and (b) avoid any federal income or excise tax liability.

B. Method.

(i) Each holder of Membership Interests, if any, that is entitled to any preference in distribution shall be entitled to a distribution in accordance with the rights of any such class of Membership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

(ii) To the extent there is Available Cash remaining after the payment of any preference in distribution in accordance with the foregoing clause (i) (if applicable), with respect to Membership Interests that are not entitled to any preference in distribution, such Available Cash shall be distributed pro rata to each such class in accordance with the terms of such class (and, within each such class, pro rata in proportion to the respective Percentage Interests on such Company Record Date).

C. Distributions With Respect to LTIP Units. Commencing from the Distribution Participation Date, for any quarterly or other period, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the Managing Member out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period (assuming such LTIP Units were held for the entire quarter or other period). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the Managing Member out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Units which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the Managing Member out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company in an amount per unit equal to the amount of any such distributions payable on the Class A Units, whether made prior to, on or after the Distribution Participation Date; provided, however, that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Managing Member (any such date, a “Distribution Payment Date”); provided, however, that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Units. Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date with respect to an LTIP Unit, such LTIP Unit will only be entitled to receive distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Company) in an amount equal to the product of (x) the LTIP Unit Sharing Percentage for such LTIP Unit multiplied by (y) the amount otherwise distributable with respect to such LTIP Unit pursuant to this Section 5.1C.

D. Special LTIP Unit Distribution. As of the Distribution Participation Date for a LTIP Unit that is not forfeited on or prior to such Distribution Participation Date, the holder of such LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the Applicable Special LTIP Unit Distribution Amount with respect to such unit; provided, however, that such amount shall not exceed either (i) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the date of the issuance of such LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Award Agreement or other documentation pursuant to which such LTIP Unit is issued) (such date being referred to as the “Distribution Measurement

Date” with respect to such LTIP Unit) and prior to such Distribution Participation Date or (ii) the positive balance of the Capital Account of such holder attributable to such LTIP Unit. The “Applicable Special LTIP Unit Distribution Amount” with respect to a LTIP Unit equals the excess of (x) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the Distribution Measurement Date with respect to such LTIP Unit and prior to the Distribution Participation Date over (y) distributions, if any, made in respect of such LTIP Unit prior to the Distribution Participation Date.

E. LTIP Units Intended to Qualify as Profits Interests. Distributions made pursuant to this Section 5.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Company income or gain realized after the date such LTIP Unit was issued by the Company. If distributions are reduced in accordance with the preceding sentence for a taxable year due to insufficient net income or gain for such year, distributions shall be made up in subsequent taxable years when there is sufficient net income or gain. The intent of this Section 5.1.E is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 5.1 shall be interpreted and applied consistently therewith. The Managing Member at its discretion may amend this Section 5.1.E to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or Regulations that may be in effect at such time).

F. Liquidation Value Safe Harbor. The Company is authorized and directed to elect the liquidation value safe harbor provided by proposed Regulations Section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Company and each of the Members (including any Person to whom an interest in the Company is transferred in connection with the performance of its services) agree to comply with all requirements of such safe harbor with respect to all interests in the Company eligible for such safe harbor that are transferred in connection with the performance of services while such election remains effective.

Section 5.2 Distributions in Kind

The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the holders of Membership Interests, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in the same manner as a cash distribution in accordance with Articles V, VI and XIII hereof.

Section 5.3 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 with respect to any allocation, payment or distribution to the Managing Member, the Members or Assignees shall be treated as amounts distributed to the Managing Member, Members or Assignees, as the case may be, pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation

Proceeds from a Liquidating Event shall be distributed to the Members in accordance with Section 13.2.

Section 5.5 Revisions to Reflect Issuance of Membership Interests

If the Company issues Membership Interests pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article V, the Member Registry and the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests. Such revisions shall not require the consent or approval of any other Member.

ARTICLE VI

ALLOCATIONS

Section 6.1 Allocations for Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Exhibit B) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Section 6.1.E, Net Income shall be allocated:

(i) first, to the Managing Member to the extent that cumulative Net Loss previously allocated to the Managing Member pursuant to Section 6.1.B(iv) exceeds cumulative Net Income previously allocated to the Managing Member pursuant to this clause (i);

(ii) second, to the holders of any Membership Interests that are entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (ii) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(iii);

(iii) third, to the holders of any Membership Interests that are entitled to any preference in distribution in accordance with the rights of any other class of Membership Interests until each such Membership Interest has been allocated, on a cumulative basis pursuant to this clause (iii), Net Income equal to the amount of distributions payable that are attributable to the preference of such class of Membership Interests, whether or not paid (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made);

(iv) fourth, to the holders of any Membership Interests that are not entitled to any preference upon liquidation until the cumulative Net Income allocated under this clause (iv) equals the cumulative Net Loss allocated to such Members under Section 6.1.B(ii); and

(v) finally, with respect to Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made).

B. Net Loss. After giving effect to the special allocations set forth in Section 1 of Exhibit C of this Agreement and any special allocations required to be made pursuant to Sections 6.1.E, Net Loss shall be allocated:

(i) first, to the holders of Membership Interests that are not entitled to any preference in distribution or with respect to which distributions are not limited to any preference in distribution, in proportion to, and to the extent that, their share of the Net Income previously allocated pursuant to Section 6.1.A(iv) exceeds, on a cumulative basis, the sum of (a) distributions with respect to such Membership Interests pursuant to clause (ii) of Section 5.1.B and (b) Net Loss allocated under this clause (i);

(ii) second, with respect to classes of Membership Interests that are not entitled to any preference in distribution upon liquidation, pro rata to each such class in accordance with the terms of such class (and, within such class, pro rata in proportion to the respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(ii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case (a) by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3 and (b) in the case of a Member who also holds classes of Membership Interests that are entitled to any preferences in distribution upon liquidation, by subtracting from such Members’ Adjusted Capital Account the amount of such preferred distribution to be made upon liquidation) at the end of such taxable year (or portion thereof);

(iii) third, with respect to classes of Membership Interests that are entitled to any preference in distribution upon liquidation, in reverse order of the priorities of each such class (and within each such class, pro rata in proportion to their respective Percentage Interests as of the last day of the period for which such allocation is being made); provided, however, that Net Loss shall not be allocated to any Member pursuant to this Section 6.1.B(iii) to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) (determined in each case by not including in the Members’ Adjusted Capital Accounts any amount that a Member is obligated to contribute to the Company with respect to any deficit in its Capital Account pursuant to Section 13.3) at the end of such taxable year (or portion thereof); and

(iv) thereafter, to the Managing Member.

C. Allocation of Nonrecourse Debt. For purposes of Regulation Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Company Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated by the Managing Member by taking into account facts and circumstances relating to each Member’s respective interest in the profits of the Company unless and to the extent provided otherwise in an agreement between any Member and the Company. For this purpose, the Managing Member shall have the sole and absolute discretion in any Fiscal Year to allocate such excess Nonrecourse Liabilities among the Members in any manner permitted under Code Section 752 and the Regulations thereunder.

D. Recapture Income. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

E. Special Allocations Regarding LTIP Units.

(i) After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, but subject to the prior allocation of income and gain under Subsections 6.1.A(i) and (ii) above, any remaining Liquidating Gains shall first be allocated to the holders of LTIP Unitholders until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.

(ii) Liquidating Gain allocated to an LTIP Unitholder under this Section 6.1.E will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (a) allocations under this Section 6.1.E, (b) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (c) the ability of such LTIP Unitholder to convert specific LTIP Units into Class A Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (1) first, to Vested LTIP Units held for more than two years, (2) second, to Vested LTIP Units held for two years or less, (3) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Managing Member, Company or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (4) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book-Up Target to largest Book-Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Unit Economic Balance; provided, however, that if there is not sufficient Liquidating Gain for the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit to be equal to the Class A Unit Economic Balance and the Book-Up Target for any LTIP Unit is less than the amount required to be allocated to the LTIP Unit for the Economic Capital Account attributable to the LTIP Unit to equal the Class A Unit Economic Balance, then Liquidating Gains shall be allocated pursuant to the waterfall set forth in 6.1.E(ii), clauses (1)-(4) above until the Book-Up Target of each such LTIP Unit in each category has been reduced to zero and, thereafter, any remaining Liquidating Gain shall be further allocated pursuant to such waterfall until the Economic Capital Account Balance of an LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the Class A Unit Economic Balance.

(iii) After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former LTIP Unitholder, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, the amount of such excess shall be reallocated to such LTIP Unitholder’s remaining LTIP Units to the same extent and in the same manner as would apply pursuant to Section 6.1.E(iv) below in the event of a forfeiture of LTIP Units. To the extent such excess may not be reallocated, any remaining Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the LTIP Unitholders as reasonably determined by the Managing Member.

(iv) If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.1.E, the Capital Account associated with such forfeited LTIP Units will be reallocated to that LTIP Unitholder’s remaining LTIP Units using a methodology similar to that described in Section 6.1.E(ii) above to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the Class A Unit Economic Balance.

(v) In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under Section 6.1.A(iii) and (v) and any Net Losses shall be recomputed by excluding the Liquidating Gains or Liquidating Losses so allocated.

(vi) The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Managing Member’s Class A Units (on a per Unit basis), but only to the extent that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Company or upon an adjustment to the Members’ Capital Accounts pursuant to Section 1.D of Exhibit B. To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

Section 6.2 Revisions to Allocations to Reflect Issuance of Membership Interests

If the Company issues Membership Interests pursuant to Article IV hereof, the Managing Member shall make such revisions to this Article VI and the Member Registry in the books and records of the Company as it deems necessary to reflect the terms of the issuance of such Membership Interests, including making preferential allocations to classes of Membership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Member.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Powers of Managing Member. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. The Managing Member may not be removed by the Members with or without cause. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or which are granted to the Managing Member under any other provision of this Agreement, but subject to the terms hereof, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to its Members in such amounts as are required under Section 5.1.A or will permit Parent (so long as Parent chooses to attempt to qualify as a REIT) to avoid the payment of any U.S. federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit Parent to maintain its REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities including, without limitation, the assumption or guarantee of the debt of the Managing Member, its Subsidiaries or the Company’s Subsidiaries, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations the Managing Member deems necessary for the conduct of the activities of the Company;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company (including acquisition of any new assets, the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company or any Subsidiary of the Company with or into another entity on such terms as the Managing Member deems proper;

(iv) the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of , the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member, its Subsidiaries, the Company’s Subsidiaries and any of their Affiliates) and the repayment of obligations of the Company and its Subsidiaries and any other Person in which the Company has an equity investment and the making of capital contributions to, and equity investments in, its Subsidiaries;

(v) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Company or any Subsidiary of the Company or any Person in which the Company has made a direct or indirect equity investment;

(vi) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets;

(vii) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company;

(viii) the distribution of Company cash or other Company assets in accordance with this Agreement;

(ix) the holding, managing, investing and reinvesting of cash and other assets of the Company;

(x) the collection and receipt of revenues and income of the Company;

(xi) the selection, designation of powers, authority and duties and the dismissal of employees of the Company (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Company’s assets;

(xii) the maintenance of such insurance (including, without limitation, directors, trustees and officers insurance) for the benefit of the Company and the Members (including, without limitation, the Managing Member) and the directors, trustees and officers thereof as the Managing Member deems necessary or appropriate;

(xiii) the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Company or the Managing Member or third parties) in, and the contribution of property to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons); provided, however, that as long as Parent intends to qualify as a REIT, the Company may not engage in any such formation, acquisition or contribution that would cause Parent to fail to qualify as a REIT;

(xiv) the control of any matters affecting the rights and obligations of the Company or any Subsidiary of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company or any Subsidiary of the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Company or any Subsidiary of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xv) the determination of the fair market value of any Company property distributed in kind, using such reasonable method of valuation as the Managing Member may adopt;

(xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Company or any Subsidiary of the Company;

(xvii) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have any interest pursuant to contractual or other arrangements with such Person;

(xix) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(xx) the distribution of cash to acquire Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6;

(xxi) the determination regarding whether a payment to a Member who exercises its Redemption Right under Section 8.6 that is assumed by the Managing Member will be paid in the form of the Cash Amount or the Parent Shares Amount;

(xxii) the acquisition of Membership Interests in exchange for cash, debt instruments and other property;

(xxiii) the maintenance of the Member Registry in the books and records of the Company to reflect the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance and transfer of Units, the admission of any Additional Member or any Substituted Member or otherwise;

(xxiv) the registration of any class of securities under the Securities Act or the Securities Exchange Act, and the listing of any debt securities of the Company on any exchange;

(xxv) the issuance of additional Units, as appropriate and in the Managing Member’s sole and absolute discretion;

(xxvi) the taking of any and all acts and things necessary or prudent to ensure that the Company will not be classified as an association taxable as a corporation for U.S. federal income tax purposes or a “publicly traded partnership” for purposes of Section 7704 of the Code, including but not limited to imposing restrictions on transfers, restrictions on the number of Members and restrictions on redemptions;

(xxvii) the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(xxviii) taking of any action necessary or appropriate to comply with all regulatory requirements applicable to the Company in respect of its business, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, filings and documents, if any, required under the Exchange Act, the Securities Act, or by any national securities exchange requirements;

(xxix) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company; and

(xxx) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the Managing Member deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company (including, without limitation, all actions consistent with allowing Parent at all times to qualify as a REIT except to the extent that Parent voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a managing member as provided by the Act.

B. No Approval by Members. Each of the Members agrees that the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company, without any further act, approval or vote of the Members (except as otherwise expressly required pursuant to any other provision of this Agreement, the Act or any applicable law, rule or regulation, notwithstanding the foregoing stated powers of the Managing Member), to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall be in the sole and absolute discretion of the Managing Member without consideration of any other obligation or duty, fiduciary or otherwise, of the Company or the Members and shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity. The Members acknowledge that the Managing Member is acting for the collective benefit of the Company and the Members, including Parent as the equity holder of the Managing Member and the stockholders of Parent as indirect equity holders in the Company.

C. Insurance. At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the properties of the Company and its Subsidiaries and (ii) liability insurance for the Indemnitees hereunder, and (iii) such other insurance as the Managing Member, in its sole and absolute discretion, determines to be necessary.

D. Working Capital and Other Reserves. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Company under Article XIII.

Section 7.2 Certificate of Formation

The Managing Member has previously filed the Certificate of Formation with the Secretary of State of the State of Delaware. To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate of Formation and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(iii), the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

Section 7.3 Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, in its sole and absolute discretion, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.4 Reimbursement of Parent

A. No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including Section 10.3.E and the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as the managing member of the Company.

B. Responsibility for Parent Expenses. The Company shall be responsible for and shall pay all expenses relating to the organization of the Company, the Managing Member and Parent and the ownership of their respective assets and its operations. Parent and the Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses incurred by them relating to or resulting from the ownership and operation of, or for the benefit of, the Company (including, without limitation, (i) expenses relating to the ownership of interests in and operation of the Company, Parent and the Managing Member, (ii) compensation of the officers and employees including, without limitation, payments under any stock option or incentive plan that provides for stock units, or other phantom stock, pursuant to which employees will receive payments based upon dividends on or the value of Parent Shares, (iii) auditing expenses, (iv) director fees and expenses of Parent and the Managing Member (if any), (v) all costs and expenses of Parent being a public company, including costs of filings with the Securities and Exchange Commission and any other governmental entities, reports and other distributions to its stockholders, (vi) all costs and expenses of formation and operation of any Taxable REIT Subsidiaries or Qualified REIT Subsidiaries of Parent or the Managing Member, including filings with any governmental authorities, reports and other distributions to their respective equityholders, and (vii) all costs and expenses associated with litigation involving Parent, the Managing Member, the Company or any

Subsidiary); provided, however, that (i) the amount of any such reimbursement to Parent shall be reduced by (x) any interest earned by Parent with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted in Section 7.5.A (which interest is considered to belong to the Company and shall be paid over to the Company to the extent not applied to reimburse Parent for expenses hereunder); and (y) any amount derived by Parent from any investments permitted in Section 7.5.A; (ii) if Parent qualifies as a REIT, the Company shall not be responsible for any taxes that Parent would not have been required to pay if that entity qualified as a REIT for federal income tax purposes or any taxes imposed on Parent by reason of Parent’s failure to distribute to its stockholders an amount equal to its taxable income (including, for the avoidance of doubt, any excise tax under Code Section 4981); (iii) the Company shall not be responsible for expenses or liabilities incurred by Parent in connection with any business or assets thereof other than its ownership of Membership Interests or operation of, or for the benefit of, the Company or ownership of interests in other Qualified Assets; and (iv) the Company shall not be responsible for any expenses or liabilities of Parent that are excluded from the scope of the indemnification provisions of Section 7.7.A by reason of the provisions of clause (i), (ii) or (iii) thereof. Parent shall determine in good faith the amount of expenses incurred by it related to the ownership of Membership Interests or operation of, or for the benefit of, the Company. If certain expenses are incurred that are related both to the ownership of Membership Interests or operation of, or for the benefit of, the Company and to the ownership of other assets (other than Qualified Assets) or the operation of other businesses, such expenses will be allocated to the Company and such other entities (including Parent) in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to Parent pursuant to Section 10.3.E and as a result of indemnification pursuant to Section 7.7. All payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of Parent.

C. Issuance Expenses. Managing Member and Parent shall also each be reimbursed for all expenses it incurs relating to any issuance of Membership Interests, Parent Shares or other shares of such entity, Debt of the Company, Funding Debt of Parent or the Managing Member or rights, options, warrants, derivative securities or convertible or exchangeable securities pursuant to Article IV (including, without limitation, all costs, expenses, settlement payments, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

D. Repurchases of Shares. If Parent exercises its rights under its organizational documents to purchase Parent Shares or other equity interests or otherwise elects or is required to purchase from its stockholders Parent Shares or other equity interests in connection with a share repurchase or similar program or otherwise, or for the purpose of delivering such Parent Shares or other equity interests to satisfy an obligation under any dividend reinvestment or equity purchase program adopted by Parent, any employee equity purchase plan adopted by Parent or any similar obligation or arrangement undertaken by Parent in the future, or pursuant to a net share settlement election under a forward sale contract, the purchase price paid by Parent for those Parent Shares or other equity interests, if any, and any other expenses incurred by Parent in connection with such purchase shall be considered expenses of the Company and shall be reimbursable to Parent, subject to the conditions that: (i) if those Parent Shares or other equity interests subsequently are to be sold, Parent shall pay to the Company any proceeds it receives for those Parent Shares or other equity interests (provided, however, that a transfer of Parent Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such Parent Shares or other equity interests are required to be cancelled pursuant to applicable law or are not retransferred by Parent within thirty (30) days after the purchase thereof, the Managing Member shall cause the Company to cancel (i) in the case of Parent Shares, a number of Units (rounded to the nearest whole Unit) held by the Managing Member equal to the product attained by multiplying the number of those Parent Shares by a fraction, the numerator of which is one and the denominator of which is the Parent Conversion Factor, and (ii) in the case of other equity interests, a number of Units or other Membership Interests corresponding to such equity interests.

E. Reimbursement not a Distribution. Except as set forth in the succeeding sentence, if and to the extent any reimbursement made pursuant to this Section 7.4 is determined for U.S. federal income tax purposes not to constitute a payment of expenses of the Company, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members and shall not be treated as a distribution for purposes of computing the Members’ Capital Accounts. Amounts deemed paid by the Company to Parent in connection with redemption of Units pursuant to Section 7.5.B shall be treated as a distribution for purposes of computing the Member’s Capital Accounts.

F. Funding for Certain Capital Transactions. In the event that Parent or the Managing Member shall undertake to acquire (whether by merger, consolidation, purchase, or otherwise) the assets or equity interests of another Person and such acquisition shall require the payment of cash by Parent or the Managing Member (whether to such Person or to any other selling party or parties in such transaction or to one or more creditors, if any, of such Person or such selling party or parties), (a) the Company shall advance to Parent or the Managing Member, as applicable, the cash required to consummate such acquisition if, and to the extent that, such cash is not to be obtained by Parent or the Managing Member through an issuance of Shares described in Section 4.2 or pursuant to a transaction described in Section 7.5.B, (b) Parent or the Managing Member, as the case may be, shall, upon consummation of such acquisition, transfer to the Company (or cause to be transferred to the Company), in full and complete satisfaction of such advance and as required by Section 7.5, the assets or equity interests of such Person acquired by the Managing Member in such acquisition (or equity interests in Persons owning all of such assets or equity interests), and (c) pursuant to and in accordance with Section 4.2 and Section 7.5.B, the Company shall issue to the Managing Member, Membership Interests and/or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights that are substantially the same as those of any additional Parent Shares, other equity securities, New Securities and/or Convertible Funding Debt, as the case may be, issued by Parent or the Managing Member in connection with such acquisition (whether issued directly to participants in the acquisition transaction or to third parties in order to obtain cash to complete the acquisition). In addition to, and without limiting, the foregoing, in the event that Parent or the Managing Member engages in a transaction in which (x) Parent or the Managing Member (or a wholly owned direct or indirect Subsidiary of Parent or the Managing Member) merges with another entity (referred to as the “Target Parent Entity”) that is organized in the UPREIT form (i.e., where the Target Parent Entity holds substantially all of its assets and conducts substantially all of its operations through a partnership, limited liability company or other entity treated as an entity disregarded from Parent or as a partnership for U.S. federal income tax purposes (referred to as an “Target Operating Entity”)) (“UPREIT”) and Parent or Managing Member survives such merger, (y) such Target Operating Entity merges with or is otherwise acquired by the Company in exchange in whole or in part for Membership Interests, and (z) Parent or the Managing Member is required or elects to pay part of the consideration in connection with such merger involving the Target Parent Entity in the form of cash and part of the consideration in the form of Parent Shares, the Company shall distribute to the Managing Member with respect to its existing Membership Interest held directly by the Managing Member an amount of cash sufficient to complete such transaction and the Managing Member shall cause the Company to cancel a number of Units (rounded to the nearest whole number) held by the Managing Member following the transaction described in clause (y) above equal to the product attained by multiplying the number of additional Parent Shares of Parent or the Managing Member that Parent or the Managing Member, as the case may be, would have issued to the Target Parent Entity or the owners of the Target Parent Entity in such transaction if the entire consideration therefor were to have been paid in Parent Shares by a fraction, the numerator of which is one and the denominator of which is the Parent Conversion Factor.

Section 7.5 Outside Activities of Parent and the Managing Member; Relationship of Parent Shares to Units; Funding Debt

A. General. Without the Consent of the Non-Managing Members pursuant to Section 7.5.H, not to be unreasonably withheld or delayed, neither Parent nor the Managing Member shall directly or indirectly, enter into or conduct any business other than (i) in connection with the ownership, acquisition and disposition of Membership Interests, (ii) the management of the business of the Company and its Affiliates, (iii) the operation of Parent as a reporting company with a class (or classes) of securities registered under the Exchange Act (including the offering, sale or issuance of securities), (iv) financing or refinancing of any type related to the Company or its assets or activities, (v) with respect to Parent, the ownership of the Golf Business TRS and the operation of the assets owned directly or indirectly thereby to operate the Existing Business and such activities as are incidental thereto or the financing thereof; and (v) such activities as are incidental to each of the foregoing. Without Consent of the Non-Managing Members pursuant to Section 7.5.H, not to be unreasonably withheld or delayed, the assets of Parent shall be limited to the following (such assets described in clauses (i) through (ix) of this Section 7.5.A, the “Qualified Assets”):

(i) Membership Interests and other interests, rights, options, warrants or convertible or exchangeable securities of the Managing Member or the Company;

(ii) Equity in the Golf Business TRS;

(iii) such bank accounts or similar instruments or accounts in Parent’s name as Parent deems necessary to carry out its responsibilities and purposes as contemplated under this Agreement and its organizational documents (provided that accounts held on behalf of the Company to permit Parent to carry out its responsibilities under this Agreement shall be considered to belong to the Company and the interest earned thereon shall, subject to Section 7.4.B, be applied for the benefit of the Company);

(iv) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company;

(v) debt issued by the Company or any Subsidiary thereof in connection with the incurrence of Funding Debt or debt otherwise permitted herein;

(vi) cash or other assets held for payment of administrative expenses or other payments, or pending distribution to security holders of Parent or any wholly owned Subsidiary thereof, or pending contribution to the Company or any Subsidiary of Parent or the Company;

(vii) other tangible and intangible assets (i) that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries, or (ii) with respect to which Parent shall have entered into an agreement, or taken other commercially reasonable measures, to provide the Company with the full economic benefit, and require the Company to assume the full economic burden, of such assets such that the economic effect would be equivalent to ownership of such assets by the Company rather than by Parent;

(viii) assets (including any cash) owned or acquired by Parent prior to the Effective Date or during the ninety (90) day period beginning on the Effective Date until such time after such period as Parent determines to transfer such assets to the Company or its subsidiaries; and

(ix) equity interests in Taxable REIT Subsidiaries, Qualified REIT Subsidiaries and limited liability companies (or other entities disregarded from their sole owner for U.S. federal income tax purposes, including wholly owned grantor trusts), in each case to the extent such entity’s assets consist solely of the assets described in clauses (i) through (viii) above.

B. Repurchase of Parent Shares and Other Securities. If Parent exercises its rights under its organizational documents to purchase Parent Shares or otherwise elects to purchase from the holders thereof Parent Shares, other equity securities of Parent, New Securities or Convertible Funding Debt, or if Parent Shares are delivered to Parent pursuant to a net share settlement election under a forward sale contract, then the Managing Member shall cause the Company to purchase from the Managing Member (a) in the case of a repurchase of Parent Shares, that number of Units of the appropriate class equal to the product obtained by multiplying the number of Parent Shares purchased by Parent times a fraction, the numerator of which is one and the denominator of which is the Parent Conversion Factor, or (b) in the case of the purchase of any other securities on the same terms and for the same aggregate price that Parent purchased such securities.

C. Equity Incentive Plan. If, at any time or from time to time, Parent sells or otherwise issues Parent Shares pursuant to any Equity Incentive Plan, Parent shall transfer or cause to be transferred the proceeds of the sale of such Parent Shares, if any, to the Managing Member, and the Managing Member shall transfer or cause to be transferred such proceeds to the Company as an additional Capital Contribution and the Company shall issue to the Managing Member an amount of additional Units equal to the number of Parent Shares so sold or issued divided by the Parent Conversion Factor. If the Company, Parent or the Managing Member acquires Parent Shares as a result of the forfeiture of such Parent Shares under any Equity Incentive Plan, then the Managing Member shall cause the Company to cancel, without payment of any consideration to the Managing Member or Parent, that number of Units of the appropriate class equal to the number of Parent Shares so acquired, and, if the Company acquired such Parent Shares, it shall transfer such Parent Shares to the Managing Member or Parent for cancellation.

D. Issuances of Parent Shares and Other Securities. So long as the common stock of Parent is Publicly Traded, Parent shall not grant, award or issue any additional Parent Shares (other than Parent Shares issued pursuant to Section 8.6 hereof or pursuant to a dividend or distribution (including any share split) of Parent Shares to all of its stockholders that results in an adjustment to the Parent Conversion Factor pursuant to clause (i), (ii) or (iii) of the definition thereof), other equity securities of Parent, New Securities or Convertible Funding Debt unless (i) the Managing Member shall cause, pursuant to Section 4.2.A hereof, the Company to issue to the Managing Member, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially the same as those of such additional Parent Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and (ii) in exchange therefor, Parent contributes to the Managing Member, and the Managing Member transfers or otherwise causes to be transferred to the Company, as an additional Capital Contribution, the proceeds (if any) from the grant, award, or issuance of such additional Parent Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, or from the exercise of rights contained in such additional Parent Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be (or, in the case of an acquisition described in Section 7.4.F in which all or a portion of the cash required to consummate such acquisition is to be obtained by Parent through an issuance of Parent Shares described in Section 4.2, the Managing Member complies with such Section 7.4.F). Without limiting the foregoing, Parent is expressly authorized to issue additional Parent Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value or no consideration, and the Managing Member is expressly authorized, pursuant to Section 4.2.A hereof, to cause the Company to issue to the Managing Member corresponding Membership Interests (for example, and not by way of limitation, (x) the issuance of Parent Shares and corresponding Units pursuant to a share purchase plan providing for purchases of Parent Shares, either by employees or stockholders, at a discount from fair market value or pursuant to employee share options that have an exercise price that is less than the fair market value of the Parent Shares, either at the time of issuance or at the time of exercise or (y) the issuance of Parent Shares pursuant to any net share settlement election by Parent in accordance with a forward sale agreement), as long as, in each of (x) and (y), (a) the Managing Member concludes in good faith that such issuance is in the interests of the Managing Member and the Company and (b) the Managing Member transfers any proceeds from any such issuance or exercise to the Company as an additional Capital Contribution.

E. Funding Debt. Parent, the Managing Member or any wholly owned Subsidiary of Parent or the Managing Member may incur a Funding Debt, including, without limitation, a Funding Debt that is convertible into Parent Shares or otherwise constitutes a class of New Securities (“Convertible Funding Debt”), subject to the condition that Parent, the Managing Member or such Subsidiary, as the case may be, lend to the Company the net proceeds of such Funding Debt; provided, however, that Convertible Funding Debt shall be issued in accordance with the provisions of Section 7.5.D above; and, provided further that, if Parent intends to qualify as a REIT, Parent, the Managing Member or such Subsidiary shall not be obligated to lend the net proceeds of any Funding Debt to the Company in a manner that would be inconsistent with Parent’s ability to remain qualified as a REIT. If Parent, the Managing Member or such Subsidiary enters into any Funding Debt, the loan to the Company shall be on comparable terms and conditions, including interest rate, repayment schedule, costs and expenses and other financial terms, as are applicable with respect to or incurred in connection with such Funding Debt.

F. Capital Contributions of the Managing Member. The Capital Contributions by the Managing Member pursuant to Sections 7.5.C and 7.5.D will be deemed to equal the cash contributed by the Managing Member plus, (i) in the case of cash contributions funded by an offering of any equity interests in or other securities of Parent, the offering costs attributable to the cash contributed to the Company to the extent not reimbursed pursuant to Section 7.4.C and (ii) in the case of Units issued pursuant to Section 7.5.C, an amount equal to the difference between the Value of the Parent Shares sold pursuant to an Equity Incentive Plan and the net proceeds of such sale.

G. Tax Loans. The Managing Member may in its sole and absolute discretion, cause the Company to make an interest free loan to Parent, provided that the proceeds of such loans are used to satisfy any tax liabilities of Parent.

H. Parent Election to Expand Outside Activities. In the event Parent wishes to acquire assets other than Qualified Assets or to hold assets and conduct business other than through the Company, Parent shall notify the Non-Managing Members and the parties shall negotiate in good faith mutually acceptable amendments to the Redemption Right and other provisions of this Agreement that are premised on the direct relationship of the Parent Shares with the Managing Member’s Membership Interests in the Company. Such amendments shall require the Consent of the Non-Managing Members, which Consent shall not be unreasonably withheld or delayed.

Section 7.6 Transactions with Affiliates

A. Transactions with Certain Affiliates. Except as expressly permitted by this Agreement with respect to any non-arms’ length transaction with an Affiliate, the Company shall not, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, Parent, any Member or any Affiliate of the Company that is not also a Subsidiary of the Company, except pursuant to transactions that are determined in good faith by the Managing Member to be on terms that are fair and reasonable.

B. Conflict Avoidance. The Managing Member is expressly authorized to enter into, in the name and on behalf of the Company, a non-competition arrangement and other conflict avoidance agreements with various Affiliates of the Company and Managing Member on such terms as the Managing Member, in its sole and absolute discretion, believes is advisable.

C. Benefit Plans Sponsored by the Company. The Managing Member in its sole and absolute discretion and without the approval of the Members, may propose and adopt on behalf of the Company employee benefit plans funded by the Company for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them.

Section 7.7 Indemnification

A. General. To the fullest extent permitted by law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts, arising from or in connection with any and all claims, demands, subpoenas, requests for information, formal or informal investigations, actions, suits or proceedings, whether civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Company, Parent or the direct or indirect operation of, or the direct or indirect ownership of property by, the Indemnitee, Company or Parent as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitee, and neither the Managing Member nor any Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B. Reimbursement of Expenses. To the fullest extent permitted by law, reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Company in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 7.7 has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. No Limitation of Rights. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the Managing Member shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Indemnitee or Person against such liability under the provisions of this Agreement.

E. No Personal Liability for Members. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F. Interested Transactions. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G. Benefit. The provisions of this Section 7.7 are only for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H. Indemnification Payments Not Distributions. If and to the extent any payments to Parent pursuant to this Section 7.7 constitute gross income to Parent (as opposed to the repayment of advances made on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

I. Exception to Indemnification. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the Managing Member is obligated to indemnify the Company under any other agreement between the Managing Member and the Company.

Section 7.8 Liability of Parent and the Managing Member

A. General. Notwithstanding anything to the contrary set forth in this Agreement, to the fullest extent permitted by law, neither Parent nor the Managing Member (which for the purposes of this Section 7.8 shall include the directors, trustees and officers of Parent and the Managing Member) shall be liable or accountable for any damages, monetary or otherwise, to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission unless Parent or the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived unless Parent or the Managing Member engaged in fraudulent or willful misconduct.

B. Tax Consequences of Parent, Managing Member and Members. The Members expressly acknowledge that the Managing Member, in considering whether to dispose of any of the Company’s assets, shall take into account the tax consequences to Parent of any such disposition (including, but not limited to any requirement to make distributions as a result of gain recognized upon such disposition) and shall have no liability whatsoever to the Company or any Member for decisions that are based upon or influenced by such tax consequences. In addition, in exercising its authority under this Agreement with respect to other matters, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including Parent) of any action taken (or not taken) by the Managing Member. No decision or action (or failure to act) contemplated by the preceding sentence shall constitute a breach of any duty owed to the Company or the Members by law or equity, fiduciary or otherwise. The Managing Member and the Company shall not have liability to any Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with any taking or omission to take any such actions by the Managing Member unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

C. No Obligation to Consider Separate Interests of Members or Stockholders. The Members and Parent and its shareholders expressly acknowledge that the Managing Member is acting on behalf of the Company and that, except as otherwise set forth herein, the Managing Member is under no obligation to consider or give priority to the separate interests of the Members (including, without limitation, the tax consequences to Members or Assignees) in deciding whether to cause the Company to take (or decline to take) any actions. Any decisions or actions taken or not taken in accordance with the terms of this Agreement shall not constitute a breach of any duty owed to the Company or the Members by law or equity, fiduciary or otherwise. The Managing Member, Parent and the Company shall not have liability to any Member for monetary or other damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Member in connection with any taking or omission to take any such actions by the Managing Member unless the Managing Member acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

D. Actions of Agents. Subject to its obligations and duties as Managing Member set forth in Section 7.1.A, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. Neither Parent nor the Managing Member shall be liable to the Company or any Member for any misconduct or negligence on the part of any such agent appointed by the Managing Member in good faith.

E. Effect of Amendment. Notwithstanding any other provision contained herein, any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on Parent’s or the Managing Member’s liability to the Company and the Members or any other Person bound by this Agreement under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

F. Limitations of Fiduciary Duties. Section 7.1.B and this Section 7.8 and any other section of this Agreement limiting the liabilities of Parent, the Managing Member and/or its trustees, directors and officers shall constitute an express limitation of any duties, fiduciary or otherwise, that they would owe the Company or the Members if such duty would be imposed by any law, in equity or otherwise.

G. Reliance on this Agreement. To the extent that, at law or in equity, the Managing Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Managing Member shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of Parent, the Managing Member or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of Parent and the Managing Member.

Section 7.9 Other Matters Concerning the Managing Member

A. Reliance on Documents. The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. Reliance on Advisors. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. Action Through Agents. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

D. Actions to Maintain REIT Status or Avoid Taxation of Parent. Notwithstanding any other provisions of this Agreement or the Act, if Parent intends to qualify as a REIT, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Parent to qualify as a REIT or (ii) to allow Parent, as the case may be, to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

Section 7.10 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that Parent and the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company, to enter into any contracts on behalf of the Company and to take any and all actions on behalf of the Company, and such Person shall be entitled to deal with Parent or the Managing Member as if Parent or the Managing Member were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of Parent or the Managing Member in connection with any such dealing, in each case except to the extent that such action imposes, or purports to impose, liability on the Member. In no event shall any Person dealing with Parent or the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or their representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Section 7.11 Loans by Third Parties

The Company may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property and any borrowings from, or guarantees of Debt of the Managing Member or any of its Affiliates, including Parent) with any Person upon such terms as the Managing Member determines appropriate.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability

The Members, including the Managing Member, in its capacity as a Member, shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

Section 8.2 Management of Business

No Member or Assignee (other than Parent, the Managing Member, any of its Affiliates, or any officer, director, employee, partner, agent or trustee of Parent, the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by Parent, the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of Parent, the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of Parent, the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Members

Subject to Section 7.5 hereof, and subject to any agreements entered into pursuant to Section 7.6.B hereof and to any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, any Member (other than the Managing Member) and any officer, director, manager, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct or indirect competition with the Company. Neither the Company nor any Members shall have any rights by virtue of this Agreement in any business ventures of any Member, officer, director, manager, employee, agent, trustee, Affiliate, member, stockholder or Assignee of any Member. None of the Members (other than the Managing Member to the extent expressly provided herein) or any other Person shall have any rights by virtue of this Agreement or the limited liability relationship established hereby in any business ventures of any other Person (other than the Managing Member to the extent expressly provided herein), and no Person (other than the Managing Member to the extent expressly provided herein) shall have any obligation pursuant to this Agreement to offer any interest in any such business venture to the Company, any Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Member or such other Person, could be taken by such Person.

Section 8.4 Return of Capital

Except pursuant to the right of redemption set forth in Section 8.6, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions (except as permitted by Section 4.2.A) or, except to the extent provided by Exhibit C or as permitted by Sections 4.2.A, 5.1.B(i), 6.1.A and 6.1.B, or otherwise expressly provided in this Agreement, as to profits, losses, distributions or credits.

Section 8.5 Rights of Members Relating to the Company

A. General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, each Member shall have the right, for a business purpose reasonably related to such Member’s interest as a Member in the Company, upon written demand with a statement of the purpose of such demand and at such Member’s own expense (including such administrative charges as the Managing Member may establish from time to time):

(i) to obtain a copy of the Company’s U.S. federal, state and local income tax returns for each Fiscal Year;

(ii) to obtain a current list of the name and last known business, residence or mailing address of each Member;

(iii) to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

(iv) to obtain true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member; and

(v) other information regarding the affairs of the Company as is reasonably related to such Member’s interest in the Company.

B. Notice of Parent Conversion Factor. The Company shall notify each Member promptly (i) upon request of the then current Parent Conversion Factor and (ii) promptly following any changes to the Parent Conversion Factor.

C. Notice of Extraordinary Transaction of the Parent. Prior to making any extraordinary distributions of cash or property to its stockholders or effecting an Extraordinary Transaction, Parent shall provide written notice to the Members of its intention to effect such distribution or Extraordinary Transaction at least twenty (20) Business Days (or such shorter period of not less than ten (10) days determined by the Managing Member in its sole and absolute discretion) prior to the record date to determine shareholders eligible to receive distribution or to vote upon such Extraordinary Transaction (or, if no such record date is applicable, at least twenty (20) Business Days (or such shorter period of not less than ten (10) days determined by the Managing Member in its sole and absolute discretion) before consummation of such distribution). This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Members or (ii) to require a Consent on the part of any one or more of the Members to a transaction that does not otherwise require Consent under this Agreement. Each Member agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the Managing Member or Parent has made public disclosure thereof, to use such information during such period of confidentiality solely for purposes of determining whether to exercise the Redemption Right (if applicable) and to execute a confidentiality agreement provided by the Managing Member; provided, however, that a Member may disclose such information to its attorney, accountant and/or financial advisor for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial advisor agrees to receive and hold such information subject to this confidentiality requirement.

D. Confidentiality. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole and absolute discretion, any information that (i) the Managing Member reasonably believes constitutes a trade secret or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or would damage the Company or its business if disclosed or (ii) the Company or its business is required by law or by agreements with unaffiliated third parties to keep confidential, provided, however, that this Section 8.5.D (other than clause (ii) of the preceding sentence) shall not affect the notice requirements set forth in Section 8.5.C or in any way limit any obligations of Parent, the Company or the Managing Member to provide information under any separate agreement with any Member or Affiliate thereof.

Section 8.6 Redemption Right

A. General.

(i) Subject to Section 8.6.C and Section 11.6.E, at any time on or after one year following the date on which a Class A Unit was issued (which, in the event of a transfer shall be deemed to be the date that the Class A Unit was issued to the original recipient thereof for purposes of this Section 8.6), the holder of such Class A Unit (if other than Parent or the Managing Member or any of their respective Subsidiaries) shall have the right (the “Redemption Right”) to require the Company to redeem such Unit, with such redemption to occur on the Specified Redemption Date and at a redemption price equal to and in the form of the Cash Amount to be paid by the Company. Any such Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Managing Member) by the holder of the Units who is exercising the Redemption Right (the “Redeeming Member”). A Member may exercise the Redemption Right from time to time, without limitation as to frequency, with respect to part or all of the Units that it owns, as selected by the Member, provided, however, that a Member may not exercise the Redemption Right for fewer than one thousand (1,000) Units of a particular class unless such Redeeming Member then holds fewer than one thousand (1,000) Units in that class, in which event the Redeeming Member must exercise the Redemption Right for all of the Units held by such Redeeming Member in that class, and provided further that, with respect to a Member that is an entity, such Member may exercise the Redemption Right for fewer than one thousand (1,000) Units without regard to whether or not such Member is exercising the Redemption Right for all of the Units held by such Member as long as such Member is exercising the Redemption Right on behalf of one or more of its equity owners in respect of one hundred percent (100%) of such equity owners’ interests in such Member.

(ii) The Redeeming Member shall have no right to receive any distributions with respect to any Units so redeemed that are paid in respect of a Company Record Date occurring after the Specified Redemption Date with respect to such Units.

(iii) The Assignee of any Member may exercise the rights of such Member pursuant to this Section 8.6, and such Member shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Member’s Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Member, the Cash Amount shall be paid by the Company directly to such Assignee and not to such Member.

(iv) Notwithstanding the foregoing, in connection with an Extraordinary Transaction, the Redemption Right shall be exercisable, without regard to whether the Units have been outstanding for any specified period, during the period commencing on the date on which the Managing Member provides notice of the Extraordinary Transaction and ending on the record date to determine stockholders eligible to receive such distribution or participate in such Extraordinary Transaction (or if none, ending on the date of consummation of such distribution or Extraordinary Transaction). If this subparagraph (iv) applies, the Specified Redemption Date shall be the date on which the Company and the Managing Member receive notice of exercise of the Redemption Right.

B. Parent and Managing Member Assumption of Redemption Right.

(i) If a Member has delivered a Notice of Redemption, the Company may elect, in its sole and absolute discretion, for Parent to assume the obligation to deliver the Redemption Amount to the Redeeming Member in exchange for such Redeeming Member’s Units submitted for redemption (a “Redemption Assumption Election”). If a Redemption Assumption Election is made by the Managing Member, then the Managing Member shall further determine whether Parent shall pay the Redemption Amount in the form of the Cash Amount or Parent Shares Amount. The decision to make (or not make) a Redemption Assumption Election and the decision regarding whether such payment shall be made in the form of the Cash Amount or the Parent Shares Amount shall be made by the Managing Member, in its capacity as the managing member of the Company and in its sole and absolute discretion. Unless the Managing Member makes the Redemption Assumption Election, Parent shall not have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right.

(ii) If the Managing Member makes the Redemption Assumption Election, then (a) Parent shall fully perform and satisfy its obligations in connection therewith, (b) the Company shall have no right or obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and (c) each of the Redeeming Member, Parent, the Company, and the Managing Member shall, for U.S. federal income tax purposes, treat the transaction between Parent and the Redeeming Member as a sale of the Redeeming Member’s Units to Parent.

(iii) If the Managing Member determines that Parent shall pay the Redeeming Member the Redemption Amount in the form of Parent Shares, the total number of Parent Shares to be paid to the Redeeming Member in exchange for the Redeeming Member’s Units shall be the applicable Parent Shares Amount. If this amount is not a whole number of Parent Shares, the Redeeming Member shall be paid (x) that number of Parent Shares which equals the nearest whole number less than such amount plus (y) an amount of cash equal to the Value on the Valuation Date of the remaining fractional Parent Share which would otherwise be payable to the Redeeming Member.

(iv) If payment of the Redemption Amount is in the form of the Parent Shares Amount, then the Parent Shares so issued shall, when issued, be duly authorized, validly issued, fully paid and nonassessable and free and clear of any pledge, lien, encumbrance or restriction, other than those provided in the organizational documents of Parent or arising under the Securities Act, relevant state securities or blue sky laws or any applicable registration rights agreement with respect to such Parent Shares entered into by the Redeeming Member and, if applicable, shall bear a legend in form and substance determined by the Managing Member reflecting that such shares have not been registered under the Securities Act and any other contractual limitations or restrictions thereon. Upon such payment by Parent or the Redemption Amount, Parent shall acquire the Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Units. Parent Shares issued in lieu of the Cash Amount may be either registered or unregistered Parent Shares at the option of the Managing Member.

(v) Each Redeeming Member agrees to execute such documents or provide such information or materials as Parent may reasonably require in connection with the issuance of Parent Shares to satisfy the Redemption Amount.

C. Exceptions to Exercise of Redemption Right. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Member shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Parent Shares to such Member on the Specified Redemption Date would (i) be prohibited under the restrictions on the ownership or transfer of Parent Shares in the organizational documents of Parent, (ii) be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the Managing Member would in fact be requiring Parent to assume and satisfy the Redemption Right), (iii) without limiting the foregoing, result in Parent Shares being owned by fewer than 100 persons (determined without reference to rules of attribution), (iv) without limiting the foregoing, result in Parent being “closely held” within the meaning of Section 856(h) of the Code or cause Parent to own, actually or constructively, ten percent (10%) or more of the ownership interests in a tenant of Parent, the Managing Member, the Company or a subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code, and (v) without limiting the foregoing, cause the acquisition of the Parent Shares by the Redeeming Member to be “integrated” with any other distribution of Parent Shares in a manner that would require the registration thereof for purposes of complying with the registration provision of the Securities Act. Notwithstanding the foregoing, the Managing Member may, in its sole and absolute discretion, waive such prohibition set forth in this Section 8.6.C.

D. No Liens on Units Delivered for Redemption. Each Member covenants and agrees that all Units delivered for redemption to the Company, the Managing Member or Parent, as the case may be, shall be, when delivered (or otherwise shall upon completion of the redemption be), free and clear of all liens; and, notwithstanding anything contained herein to the contrary, none of Parent, the Managing Member nor the Company shall be under any obligation to acquire Units which are or may be subject to any liens. Each Member further agrees that, if any federal, state or local tax is payable as a result of the transfer of its Units to the Company, the Managing Member or Parent, such Member shall assume and pay such transfer tax.

E. Additional Membership Interests; Modification of Holding Period. If the Company issues Membership Interests to any Additional Member pursuant to Article IV, the Managing Member may make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such Membership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Membership Interests which differ from those set forth in this Agreement); provided, however, that no such revisions shall materially adversely affect the rights of any other Member to exercise its Redemption Right without that Member’s prior written consent. In addition, the Managing Member may, with respect to any holder or holders of Units, at any time and from time to time, as it shall determine in its sole and absolute discretion, (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the Redemption Right or (ii) reduce or waive the length of the period between the exercise of the Redemption Right and the Specified Redemption Date.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, electronic or cloud storage or any other information storage device, provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2 Fiscal Year

The Fiscal Year shall be the calendar year.

Section 9.3 Reports

A. Annual Reports. If and to the extent that Parent or the Managing Member mails its annual report to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Managing Member shall cause to be mailed to each Member an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Company, or of Parent or the Managing Member if such statements are prepared on a consolidated basis with the Company, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized “Big Four” firm of independent public accountants selected by Parent or the Managing Member.

B. Quarterly Reports. If and to the extent that Parent or the Managing Member mails quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the Managing Member shall cause to be mailed to each Member a report containing unaudited financial statements, as of the last day of such Fiscal Quarter, of the Company, or of Parent or the Managing Member if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.

C. The Managing Member shall have satisfied its obligations under Sections 9.3.A and 9.3.B by (i) to the extent Parent, the Managing Member or the Company is subject to periodic reporting requirements under the Exchange Act, filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Managing Member.

ARTICLE X

TAX MATTERS

Section 10.1 Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for U.S. federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

Section 10.2 Tax Elections

A. Except as otherwise provided herein or as limited by an agreement with another Member , the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including the election under Section 754 of the Code). The Managing Member shall have the right to seek to revoke any such election upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Company and the Members.

Section 10.3 Partnership Representative and Company Tax Audit Matters

A. General. The Managing Member shall be the “partnership representative” pursuant to Section 6223(a) of the Code, including for any tax audit of the Company as a continuation of MGP OP (and shall be authorized to revoke any prior designated “partnership representative”) for U.S. federal income tax purposes and any corresponding state or local income tax purposes, and the Managing Member shall appoint a designated individual with substantial presence in the United States through which the partnership representative” will act.

B. Powers. The Managing Member is authorized, but not required (and the Members hereby consent to the Managing Member taking the following actions):

(i) to allocate any Imputed Underpayment Amount to those Members to whom such amounts are reasonably attributable;

(ii) to make the election under Section 6221(b) of the Code, if available;

(iii) to enter into any settlement with the IRS with respect to any tax audit or judicial review for the adjustment of Company items required to be taken into account by a Member or the Company for income tax purposes, and in the settlement agreement the partnership representative may expressly state that such agreement shall bind the Company and all Members;

(iv) to seek judicial review of any adjustment assessed by the IRS or any other tax authority, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Company’s principal place of business is located;

(v) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(vi) to file a request for an administrative adjustment with the IRS or other tax authority at any time and, if any part of such request is not allowed by the IRS or other tax authority, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(vii) to enter into an agreement with the IRS or other tax authority to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(viii) to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding, to the extent permitted by applicable law or regulations including, without limitation:

(a)	electing to have the alternative method for the underpayment of taxes set forth in Section 6226 of the Code apply to the Company and its current and former Members; and

(b)

for Company level assessments under Section 6225 of the Code, setting aside reserves from Available Cash of the Company, withholding of distributions of Available Cash to the Members, and requiring current or former Members to make cash payments to the Company for their share of the Company level assessments; and

(ix) to take any other action required or permitted by the Code and Regulations in connection with its role as the partnership representative.

The taking of any action and the incurring of any expense by the Managing Member in connection with any such audit or proceeding referred to in clause (7) above, except to the extent required by law, is a matter in the sole and absolute discretion of the Managing Member and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 shall be fully applicable to the partnership representative and designated individual in their capacity as such.

C. Agreement to Provide Information. The current and former Members agree to provide the following information and documentation to the Company and the Managing Member:

(i) information and documentation to determine and prove eligibility of the Company to make the election under Section 6221(b) of the Code;

(ii) information and documentation to reduce the Company level assessment consistent with Section 6225(c) of the Code; and

(iii) information and documentation to prove payment of the attributable liability under Section 6226 of the Code.

D. Reimbursement. All third party costs and expenses incurred by the Managing Member in performing its duties under this Section 10.3 (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and/or law firm to assist the partnership representative in discharging its duties hereunder.

E. Survival. The obligations of each Member under this Section 10.3 shall survive such Member’s withdrawal from the Company, and each Member agrees to execute such documentation requested by the Company at the time of such Member’s withdrawal from the Company to acknowledge and confirm such Member’s continuing obligations under this Section 10.3.

F. Tax Basis Capital Information Reporting. The Company shall be entitled to report with any tax return of the Company, if, to the extent, and in the manner that may be required by law, regulation, or administrative action (as determined from time to time in the sole discretion of the Managing Member) the amount of a Member’s tax basis capital (“Tax Basis Capital Information”). To permit such reporting, the Members shall provide information when and as requested by the Managing Member and each Member will indemnify and hold harmless the Company from and against any liability, claim or expense as a result of the inaccuracy, incompleteness or failure to provide such information, including without limitation as a result of any incorrect reporting that may result therefrom. The Members agree and acknowledge that the Company may determine in its sole discretion that it is necessary or appropriate to report Tax Basis Capital Information by applying the safe harbor approach of subtracting the Member’s share of partnership liabilities under Section 752 of the Code from the Member’s outside basis or any other reasonable method selected by the Managing Member.

Section 10.4 Organizational Expenses

The Company may elect to deduct expenses as provided in Section 709 of the Code.

Section 10.5 Withholding

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any cash or property distributable, allocable or otherwise transferred to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445, or 1446 of the Code or Section 10.3 hereof. Any amount withheld with respect to a Member pursuant to this Section 10.5 shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement to the extent that the Company is contemporaneously making distributions against which such amount can be offset. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Member or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points (but not higher than the maximum rate that may be charged under applicable law) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company shall request to perfect or enforce the security interest created hereunder.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. Definition. The term “transfer,” when used in this Article XI with respect to a Membership Interest or a Unit, shall be deemed to refer to a transaction by which a Member purports to assign all or any part of its Membership Interest to another Person, and includes a transfer, sale, merger, consolidation, combination, assignment, bequest, conveyance, devise, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition, whether voluntary or involuntary, by operation of law or otherwise. The term “transfer” when used in this Article XI does not include (i) any redemption or repurchase of Units by the Company from a Member, (ii) acquisition of Units from a Member by the Managing Member pursuant to Section 8.6 or otherwise, (iii) with respect to any Person that directly or indirectly owns any Membership Interests or Units and whose equity securities are Publicly Traded, any transfers of any equity securities or other interests in such Person or (iv) any transfers of Membership Interests or Units from the Managing Member to Parent or any subsidiary of Parent. When used in this Article XI, the verb “transfer” shall have correlative meaning. No Membership Interest shall be subject to the claims of any creditor, any spouse (for alimony, support or otherwise), or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to in writing by the Managing Member, in its sole and absolute discretion.

B. General. No Membership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.

Section 11.2 Transfers and Withdrawals by Parent or Managing Member

A. General. Neither the Managing Member nor Parent may transfer any of its directly or indirectly held Membership Interests or withdraw from the Company, except (i) in connection with a transaction permitted under Section 11.2.B, (ii) in connection with any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of Parent, (iii) with the Consent of the Non-Managing Members; (iv) to any Person that is, at the time of such transfer, an Affiliate of Parent that is controlled by Parent.

B. Extraordinary Transactions. Notwithstanding the restrictions set forth in Section 11.2.A or any other provision of this Agreement, Parent shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets (other than in a transaction that is effected solely to change Parent’s or Managing Member’s state of organization or organizational form) or any reclassification, recapitalization or other change in outstanding Parent Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of Parent Conversion Factor) (each, a “Extraordinary Transaction”), unless:

(i) in connection with such Extraordinary Transaction all Members either will receive, or will have the right to receive, for each Unit, cash, securities or other property in the same form as the holders of Parent Shares, and equal in amount to the product of the Parent Conversion Factor and the greatest amount of the cash, securities or other property, if any, paid (or to which a holder of Parent Shares would be entitled) in consideration of one Parent Share in connection with such Extraordinary Transaction, including at any time during the period from and after the date on which the Extraordinary Transaction is consummated; provided, however, that if in connection with the Extraordinary Transaction, a purchase, tender or exchange offer (a “Tender Offer”) shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of Parent, each holder of Units shall receive, or shall have the right to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Parent Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer;

(ii) all of the following conditions are met: (a) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited liability company or limited partnership which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (b) the Members that held Units immediately prior to the consummation of such Extraordinary Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (c) the rights, preferences and privileges in the Surviving Company of such Members are at least as favorable as those in effect with respect to the Units immediately prior to the consummation of such transaction and as those applicable to any non-managing members or limited partners of the Surviving Company; and (d) the rights of such Members include at least one of the following: (x) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2.B(i) or (y) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and Shares; or

(iii) the Managing Member is the surviving entity in the Extraordinary Transaction and the holders of Shares do not receive cash, securities, property or other consideration in the Extraordinary Transaction.

C. Creation of New Managing Member. The Managing Member shall not enter into an agreement or other arrangement providing for or facilitating the creation of a managing member of the Company other than the Managing Member, unless the successor managing member (i) is a direct or indirect controlled Affiliate of Parent, and (ii) executes and delivers a counterpart to this Agreement in which such successor managing member agrees to be fully bound by all of the terms and conditions contained herein that are applicable to the Managing Member.

Section 11.3 Transfers by Members

A. General. Except to the extent expressly permitted in Sections 11.3.B and 11.3.C or in connection with the exercise of a Redemption Right pursuant to Section 8.6, a Member (other than the Managing Member, in its capacity as a Member) may not transfer any portion of its Membership Interest, or any of such Member’s rights as a Member, without the prior written consent of the Managing Member, which consent may be withheld in the Managing Member’s sole and absolute discretion. Any transfer otherwise permitted under Sections 11.3.B and 11.3.C shall be subject to the conditions set forth in Section 11.3.D and 11.3.E, and all permitted transfers shall be subject to Sections 11.4, 11.5 and 11.6.

B. Incapacitated Member. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate and such power as the Incapacitated Member possessed to transfer all or any part of his, her or its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

C. Permitted Transfers. Subject to Sections 11.3.D, 11.3.E, 11.4, 11.5 and 11.6, a Member may transfer, with or without the consent of the Managing Member, all or a portion of its Membership Interest (i) in the case of a Member who is an individual, to a member of his Immediate Family, any trust formed for the benefit of himself and/or members of his Immediate Family, or any partnership, limited liability company, joint venture, corporation or other business entity comprised only of himself and/or members of his Immediate Family and entities the ownership interests in which are owned by or for the benefit of himself and/or members of his Immediate Family, (ii) in the case of a Member that is a trust, to the beneficiaries of such trust, (iii) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity to which Units were transferred pursuant to clause (i) above, to its partners, owners or stockholders, as the case may be, who are members of the Immediate Family of or are actually the Person(s) who transferred Units to it pursuant to clause (i) above, (iv) in the case of a Member that acquired Units as of the date hereof and that is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, stockholders or Affiliates thereof, as the case may be, or the Persons owning the beneficial interests in any of its partners, owners or stockholders or Affiliates thereof (it being understood that this clause (iv) will apply to all of each Person’s Membership Interests whether the Units relating thereto were acquired on the date hereof or hereafter), (v) in the case of a Member that is a partnership, limited liability company, joint venture, corporation or other business entity other than any of the foregoing described in clause (iii) or (iv), in accordance with the terms of any agreement between such Member and the Company pursuant to which such Membership Interest was issued, (vi) pursuant to a gift or other transfer without consideration, (vii) pursuant to applicable laws of descent or distribution, (viii) to another Member, and (ix) pursuant to a grant of security interest or other encumbrance thereof effectuated in a bona fide pledge transaction with a bona fide financial institution as a result of the exercise of remedies related thereto, subject to the provisions of Section 11.3.E hereof (“Permitted Pledge”). A trust or other entity will be considered formed “for the benefit” of a Member’s Immediate Family even though some other Person has a remainder interest under or with respect to such trust or other entity.

D. No Transfers Violating Securities Laws. The Managing Member may prohibit any transfer of Units by a Member unless it receives a written opinion of legal counsel (which opinion and counsel shall be reasonably satisfactory to the Company) to such Member or, at the option of the Company, an opinion of legal counsel to the Company, to the effect that such transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Unit; provided that such an opinion shall not be required in connection with any transfer in connection with any settlement or foreclosure by a bona fide financial institution in connection with a Permitted Pledge and the Managing Member may waive the receipt of any such opinion as a condition to permitting any such transfer.

E. No Transfers to Holders of Nonrecourse Liabilities. No pledge or other transfer (including, for the avoidance of doubt, no Permitted Pledge or other transfer permitted by Section 11.3.C hereof) of any Units may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan otherwise constitutes a Nonrecourse Liability unless (i) the Managing Member is provided prior written notice thereof and (ii) the lender enters into an arrangement with the Company and the Managing Member to exchange or redeem for the Redemption Amount any Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.4 Substituted Members

A. Consent of Managing Member. No Members shall have the right to substitute a transferee as a Member in its place (including any transferees permitted by Section 11.3). The Managing Member shall, however, have the right to consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company, the Managing Member or any Member.

B. Rights of Substituted Member. A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be conditioned upon the transferee executing and delivering to the Company a joinder to this Agreement pursuant to which such Substituted Member becomes party to this Agreement and accepts and agrees to be bound by of all the terms and conditions of this Agreement applicable to the transferring Member (including, without limitation, the provisions of Section 15.11) and such other documents or instruments as may be required or advisable, in the sole and absolute discretion of the Company, to effect the admission, each in form and substance reasonably satisfactory to the Managing Member.

C. Member Registry. Upon the admission of a Substituted Member, the Managing Member shall update the Member Registry in the books and records of the Company as it deems necessary to reflect such admission in the Member Registry.

Section 11.5 Assignees

If the Managing Member, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Member, to the extent required under Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss, gain, loss and Recapture Income attributable to the Units assigned to such transferee, and shall have the rights granted to the Members under Section 8.6, but shall not be deemed to be a holder of Units for any other purpose under this Agreement, and shall not be entitled to vote such Units in any matter presented to the Members for a vote (such Units being deemed to have been voted on such matter in the same proportion as all other Units held by Members are voted). If any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Member desiring to make an assignment of Units.

Section 11.6 General Provisions

A. Withdrawal of Member. No Member may withdraw from the Company other than as a result of a permitted transfer of all of such Member’s Units in accordance with this Article XI and the transferee of such Units being admitted to the Company as a Substituted Member, or pursuant to redemption of all of its Units under Section 8.6.

B. Termination of Status as Member. Any Member who shall transfer all of its Units in a transfer permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member or pursuant to redemption of all of its Units under Section 8.6 shall cease to be a Member.

C. Timing of Transfers. Transfers pursuant to this Article XI may only be made upon ten (10) Business Days prior notice to the Managing Member, unless the Managing Member otherwise agrees.

D. Allocations. If any Membership Interest is transferred during the Fiscal Year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.6, Net Income, Net Loss, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Member and the transferee Member by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, as determined by the

Managing Member. All distributions of Available Cash attributable to any Unit with respect to which the Company Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member or the Redeeming Member, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Unit shall be made to the transferee Member.

E. Additional Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions on transfer contained herein or in any Equity Incentive Plan, including, without limitation, the provisions of Article VII and this Article XI, in no event may any transfer or assignment of a Membership Interest by any Member (including pursuant to Section 8.6) be made without the express consent of the Managing Member, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) if in the opinion of legal counsel to the Company there is a significant risk that such transfer would cause a termination of the Company for U.S. federal or state income tax purposes (except as a result of the redemption or exchange for Parent Shares of all Units held by all Members other than the Managing Member, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (v) if in the opinion of counsel to the Company, there is a significant risk that such transfer would cause the Company to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption or exchange for Parent Shares of all units held by all Members other than the Managing Member, or any Subsidiary of either, or pursuant to a transaction expressly permitted under Section 11.2); (vi) if such transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or such transfer causes the Company to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that, this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Redemption Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the Managing Member an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Company will be treated as a “publicly traded partnership”); (viii) if such transfer subjects the Company or the activities of the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; (ix) if, in the opinion of legal counsel for the Company, there is a risk that such transfer would adversely affect the ability of Parent to continue to qualify as a REIT or subject Parent to any additional taxes under Section 857 and Section 4981 of the Code.

F. Avoidance of “Publicly Traded Partnership” Status. The Managing Member shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the

IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The Managing Member shall take all steps as it believes are commercially reasonable and appropriate (as determined by it in its sole discretion) to prevent any trading of interests or any recognition by the Company of transfers made on such markets and to cause the Company to comply with the terms of at least one of the Safe Harbors. If, pursuant to its authority under this Section 11.6.F, the Managing Member determines that there is a reasonable possibility that the Company’s attempt to comply with one of the Safe Harbors could result in not all requests for redemption of Units pursuant to Section 8.6 being honored for any taxable year, then the Managing Member may (but shall not be required to) implement such measures as it determines appropriate (as determined by it in its sole discretion exercised in good faith) to apportion the available opportunities to redeem Units during such year in a manner that would qualify for one or more of the Safe Harbors among those Members desiring to redeem Units during the taxable year.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1 Admission of a Successor Managing Member

A successor to all of the Managing Member’s Membership Interest pursuant to Section 11.2 who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such successor shall carry on the business of the Company without dissolution. In such case, the admission shall be subject to such successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2 Admission of Additional Members

A. General. No Person shall be admitted as an Additional Member without the consent of the Managing Member, which consent shall be given or withheld in the Managing Member’s sole and absolute discretion. A Person who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member only with the consent of the Managing Member and only upon furnishing to the Managing Member (i) evidence of acceptance in form satisfactory to the Managing Member of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 15.11 and (ii) such other documents or instruments as may be required in the discretion of the Managing Member to effect such Person’s admission as an Additional Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

B. Allocations to Additional Members. If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code and corresponding Regulations, using the interim closing of the books method (unless the Managing Member, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Loss, and each item thereof would be prorated based upon the applicable period selected by the Managing Member). Solely for purposes of making such allocations, at the discretion of the Managing Member, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

Section 12.3 Amendment of Agreement and Certificate of Formation

For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment to the Member Registry) and, if required by law, shall prepare and file an amendment to the Certificate of Formation and may for this purpose exercise the power of attorney granted pursuant to Section 15.11 hereof.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1 Dissolution

The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

(i) an event of withdrawal of the Managing Member (other than an event of bankruptcy or in connection with the admission of a successor Managing Member), unless within ninety (90) days after the withdrawal, the Consent of the Non-Managing Members to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member is obtained;

(ii) an election to dissolve the Company made by the Managing Member in its sole and absolute discretion;

(iii) entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

(iv) ninety (90) days after the sale of all or substantially all of the assets and properties of the Company for cash or for marketable securities; or

(v) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment, the Consent of the Non-Managing Members holding more than 50% of the Percentage Interests represented by the Class A Units is obtained to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.

Section 13.2 Winding Up

A. General. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, if there is no remaining Managing Member, any Person elected by a majority in interest of the Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include equity or other securities of the Managing Member or any other entity) shall be applied and distributed in the following order:

(i) First, to the payment and discharge of all of the Company’s debts and liabilities to creditors other than the Members;

(ii) Second, to the payment and discharge of all of the Company’s debts and liabilities to the Managing Member (in its capacity as such);

(iii) Third, to the payment and discharge of all of the Company’s debts and liabilities to the Members;

(iv) Fourth, to the holders of Membership Interests that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of Membership Interests (and, within each such class or series, to each holder thereof pro rata based on its Percentage Interest in such class); and

(v) Fifth, the balance, if any, to the Members, including, without limitation, the holders of the Vested LTIP Units, in proportion to their respective positive Capital Account balances, determined after giving effect to all contributions, distributions, and allocations for all periods.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIII, other than reimbursement of its expenses as provided in Section 7.4.

B. Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, in accordance with the provisions of Section 13.2.A, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3 Compliance with Timing Requirements of Regulations; Restoration of Deficit Capital Accounts

A. Timing of Distributions. If the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made under this Article XIII to the Managing Member and Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). In the discretion of the Managing Member a pro rata portion of the distributions that would otherwise be made to the Managing Member and Members pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the Managing Member and Members for the purposes of liquidating Company assets, collecting amounts owed to the Company and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (in which case the assets of any such trust shall be distributed to the Managing Member and Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Members pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts shall be distributed to the Managing Member and Members as soon as practicable.

B. Restoration of Deficit Capital Accounts Upon Liquidation of the Company. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

Section 13.4 Rights of Members

Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise expressly provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

Section 13.5 Notice of Dissolution

If a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member).

Section 13.6 Cancellation of Certificate of Formation

Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2, the Company shall be terminated and the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7 Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Members during the period of liquidation.

Section 13.8 Waiver of Partition

Each Member hereby waives any right to partition of the Company property.

Section 13.9 Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.8.

ARTICLE XIV

AMENDMENT OF LIMITED LIABILITY COMPANY

AGREEMENT; MEETINGS

Section 14.1 Amendments

A. General. The Managing Member’s prior written consent shall be required to amend or waive any provisions of this Agreement. The Managing Member, without consent of the Members, may amend this Agreement in any respect except as set forth in this Article XIV or as otherwise expressly set forth in this Agreement.

B. Non-Managing Member Consent. The following amendments (whether made pursuant to any merger (whether or not the Company is the surviving or resulting entity therefrom), consolidation, reorganization, by operation of law or otherwise) shall require Consent of the Non-Managing Members (and, when used herein, references to adversely affecting the Members shall refer only to the Members who are not excluded from providing consent within the definition of “Consent of the Non-Managing Members”):

(i) any amendment to Section 8.5, Section 8.6, their related defined terms or otherwise affecting the operation of the Parent Conversion Factor or the Redemption Right, except as permitted pursuant to Section 8.6.E, in each case in a manner that adversely affects the Members in any material respects;

(ii) any amendment to Article V, its related defined terms or otherwise affecting the rights of the Members to receive the distributions payable to them hereunder, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 4.2 and Section 5.5, in each case in a manner that adversely affects the Members in any material respects;

(iii) any amendment to Article VI, its related defined terms or otherwise that would materially alter the Company’s allocation of profit and loss to the Members, other than in connection with the creation or issuance of new or additional Membership Interests pursuant to Section 4.2 and except as permitted pursuant to Section 6.2;

(iv) any amendment that would modify the limited liability of a Member (provided any such amendment shall also require the consent of the applicable Member) or impose on the Members any obligation to make additional Capital Contributions to the Company; or

(v) any amendment to Section 4.2.A (proviso only), Section 7.5, Section 11.2, Section 11.3 and this Section 14.1.A, in each case together with their related defined terms.

C. Member Consent. This Agreement may not be amended or otherwise modified (i) in a manner that disproportionately adversely affects a Member in respect of any class of Units (solely in a Member’s capacity as a Member holding such class of Units) as compared to other Members holding Units of the same class (solely in such other Members’ capacity as a holder of the same class of Units) or (ii) to the extent any provision hereof or related definition relates solely to a specific Member, in each case of clause (i) and (ii), without the consent of such Member.

D. The Managing Member shall notify the Members in writing of any amendment or waiver not requiring the Consent of the Non-Managing Members or any other Member(s) made pursuant to Section 14.1.A in the next regular communication to the Members or within ninety (90) days of such amendment, whichever is earlier. For any amendment or waiver requiring the Consent of the Non-Managing Members pursuant to Section 14.1.B, the Managing Member shall seek the written Consent of the Non-Managing Members as set forth in Section 14.2 on such proposed amendments or waivers or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure of a Member to respond in such time period shall constitute a Consent consistent with the recommendation of the Managing Member with respect to the applicable proposal. Any such proposed amendment or waiver shall be adopted and be effective as an amendment or waiver hereto if it is approved by the Managing Member and receives the Consent of the Non-Managing Members, as applicable, in accordance with Sections 14.1.B and Section 14.1.C.

E. Amendment and Restatement of Member Registry Not an Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of the Member Registry by the Managing Member to reflect events or changes otherwise authorized or permitted by this Agreement shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as determined by the Managing Member without the Consent of the Non-Managing Members and without any notice requirement.

Section 14.2 Meetings of the Members

A. General. Neither the Company nor the Managing Member shall be required to call or hold any meeting of the Members, whether periodic or otherwise. Meetings of the Members may be called by the Managing Member. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.1.B. Except as otherwise expressly provided in this Agreement, the Consent of holders of Membership Interests representing a majority of the Percentage Interests of the Class A Units shall control (including Class A Units held by the Managing Member).

B. Actions Without a Meeting. Except as otherwise expressly provided by this Agreement, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by Members holding Membership Interests representing more than fifty percent (50%) (or such other percentage as is expressly required by this Agreement) of the Percentage Interest of the Class A

Units (including Class A Units held by the Managing Member). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members. Such consent shall be delivered to the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the date on which written consents from the Members holding the required Percentage Interest of the Class A Units have been filed with the Managing Member.

C. Proxy. Each Member may authorize any Person or Persons to act for him by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice thereof.

D. Votes. On matters on which Members are entitled to vote, each Member shall have the number of votes equal to the number of Class A Units held.

E. Conduct of Meeting. Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deem appropriate.

F. Record Date. The Managing Member may set, in advance, the Company Record Date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the Company Record Date is determined and shall be not more than sixty (60) days and, in the case of a meeting of the Members, not less than ten (10) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including, but not limited to, via e-mail) to the Member or Assignee at the address set forth in the Member Registry or such other address as the Members shall notify the Managing Member in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” “Sections” and “Exhibits” are to Articles, Sections and Exhibits of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Creditors

Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.7 Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” format) shall be effective as delivery of a manually executed counterpart hereof. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Power of Attorney

A. General. Each Member and each Assignee who accepts Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the Managing Member, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Formation and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property, (b) all instruments that the Managing Member or any Liquidator deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Member and (e) all certificates, documents and other instruments reflecting the rights, preferences and privileges of Membership Interests hereunder; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 15.11 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B. Irrevocable Nature. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the transfer of all or any portion of such Member’s or Assignee’s Units and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney and in accordance with this Agreement; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney and in accordance with this Agreement. Each Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate the foregoing and to the extent otherwise in accordance with this Agreement and the purposes of the Company.

Section 15.12 Entire Agreement

This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.

Section 15.13 No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of the Units any rights whatsoever as stockholders of the Managing Member or Parent, including, without limitation, any right to receive dividends or other distributions made to stockholders of the Managing Member or Parent, or to vote or to consent or receive notice as stockholders in respect to any meeting of stockholders for the election of directors (or trustees, if applicable) of the Managing Member or Parent or any other matter.

Section 15.14 Limitation to Preserve REIT Status

If Parent intends to qualify as a REIT, to the extent that any amount paid or credited to Parent or any of their respective officers, trustees, employees or agents pursuant to Section 7.4 or Section 7.7 would constitute gross income to Parent for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “REIT Member Payment”) then, notwithstanding any other provision of this Agreement, the amount of such REIT Member Payment for any Fiscal Year shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four percent (4%) of the Parent’s total gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any REIT Member Payments) for the Fiscal Year which is described in subsections (A) though (I) of Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by Parent from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any REIT Member Payments); or

(ii) an amount equal to the excess, if any of (a) twenty-four percent (24%) of Parent’s total gross income (but not including the amount of any REIT Member Payments) for the Fiscal Year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code but not including the amount of any REIT Member Payments) derived by Parent from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code;

provided, however, that REIT Member Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if Parent, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect Parent’s ability to qualify as a REIT. To the extent REIT Member Payments may not be made in a given Fiscal Year due to the foregoing limitations, such REIT Member Payments shall carry over and be treated as arising in the following year; provided, however, that such amounts shall not carry over for more than five Fiscal Years, and if not paid within such five Fiscal Year period, shall expire; and provided further that (i) as REIT Member Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one Fiscal Year, such payments shall be applied to the earliest Fiscal Year first.

Section 15.15 REIT as Beneficiary

The parties hereto expressly acknowledge and agree that Parent is a beneficiary to this Agreement and is entitled to the rights, remedies and benefits hereunder and may enforce the provisions hereof as if it were a Member of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MANAGING MEMBER:

VICI PROPERTIES HOLDCO LLC

By:	/s/ David A. Kieske
Name:	David A. Kieske
Title:	Treasurer

PARENT:

VICI PROPERTIES INC.
(solely for the purposes of Sections 8.6.D and 15.15)

By:	/s/ David A. Kieske
Name:	David A. Kieske
Title:	Executive Vice President, Chief Executive Officer and Treasurer

[Signature Page to Amended and Restated LLC Agreement]

MEMBERS:

MGM RESORTS INTERNATIONAL

By:	/s/ Jonathan Halkyard
Name:	Jonathan Halkyard
Title:	Chief Financial Officer & Treasurer

MGM YONKERS, INC.

By:	/s/ Jonathan Halkyard
Name:	Jonathan Halkyard
Title:	Executive Vice President of Finance & Treasurer

BLUETARP REDEVELOPMENT, LLC

By:	/s/ Jonathan Halkyard
Name:	Jonathan Halkyard
Title:	Executive Vice President of Finance & Treasurer

[Signature Page to Amended and Restated LLC Agreement]

EXHIBIT A

FORM OF MEMBER REGISTRY

Effective as of [_______]

	CLASS A UNITS / LTIP UNITS
Name and Address of Member	Class A Units	LTIP Units	Capital Account Balance	Percentage Interest
MANAGING MEMBER:
VICI PROPERTIES HOLDCO LLC 535 Madison Avenue, 20th Floor New York, New York 10022
MEMBERS:
[NAME]
[NAME]
[NAME]

TOTAL UNITS:	Class A Units	LTIP Units	Capital Account Balance	100.000%

Exhibit A-1

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Members

A. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B, and decreased by (x) the amount of cash or Agreed Value of property actually distributed or deemed to be distributed to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 1.B hereof and allocated to such Member pursuant to Section 6.1 of the Agreement and this Exhibit B.

B. For purposes of computing Net Income, Net Loss or the amount of any item of income, gain, loss and deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to any adjustments to the adjusted bases of the assets of the Company pursuant to Sections 754 of the Code, provided, however, that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members’ Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv)(m)(4).

(2) The computation of Net Income, Net Loss and all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

Exhibit B-1

(4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or shorter period.

(5) In the event the Carrying Value of any Company asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6) Any items specially allocated under Section 1 of Exhibit C to the Agreement hereof shall not be taken into account.

C. Subject to Section 12.2.B of the Agreement, a transferee (including any Assignee) of a Unit shall succeed to a pro rata portion of the Capital Account of the transferor in accordance with Regulations Section 1.704-1(b)(2)(iv)(l).

D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (c) immediately prior to the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); (d) immediately prior to the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new member acting in a Member capacity or in anticipation of becoming a Member (including the issuance of any LTIP Units); and (e) at such other times as permitted or required under Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (d) and (e) (to the extent not required by Regulations) above shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

(3) In accordance with Regulations Section 1.704- l(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

Exhibit B-2

(4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Company in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Members) are computed in order to comply with such Regulations, the Managing Member may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2. No Withdrawal

No Member shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Company, except as provided in Articles IV, V, VII and XIII of the Agreement.

Exhibit B-3

EXHIBIT C

SPECIAL ALLOCATION RULES

1. Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year and without regard to any decrease in Member Minimum Gain during such Fiscal Year.

B. Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Managing Member and Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Fiscal Year, other than allocations pursuant to Section 1.A hereof.

Exhibit C-1

C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Fiscal Year, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

D. Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Fiscal Year), each such Member shall be specially allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Fiscal Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E. Nonrecourse Deductions. Except as may otherwise be expressly provided by the Managing Member pursuant to Section 4.2 of the Agreement with respect to other classes of Units, Nonrecourse Deductions for any Fiscal Year shall be allocated only to the Members holding Class A Units in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Members, to revise the prescribed ratio for such Fiscal Year to the numerically closest ratio which would satisfy such requirements.

F. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G. Adjustments Pursuant to Code Section 734 and Section 743. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

H. Forfeiture Allocations. Upon a forfeiture of any unvested Membership Interest by any Member, gross items of income, gain, loss or deduction shall be allocated to such Member if and to the extent required by final Treasury Regulations promulgated after the date hereof (or, if final Treasury Regulations have not yet been promulgated, to the extent determined by the Managing Member, in its sole discretion, as necessary) to ensure that allocations made with respect to all unvested Membership Interests are recognized under Code Section 704(b).

Exhibit C-2

I. The allocations set forth in clauses (A) through (H) of this Section 1 (“Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Section 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 of the Agreement, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.

2. Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss and deduction shall be allocated for federal income tax purposes among the Members as follows:

(1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of Section 704(c) of the Code to take into account the variation between the Section 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

(b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2) (a) In the case of an Adjusted Property, such items shall

(i) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

(ii) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B(1) of this Exhibit C; and

Exhibit C-3

(b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(3) all other items of income, gain, loss and deduction shall be allocated among the Members the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Managing Member shall, subject to any agreements between the Company and a Member, have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

Exhibit C-4

EXHIBIT D

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) redeems __________________ Units in VICI Properties OP LLC in accordance with the terms of the Limited Liability Company Agreement of VICI Properties OP LLC (as amended, restated or otherwise modified from time to time, the “LLC Agreement”), and the Redemption Right referred to therein, (ii) surrenders such Units and all right, title and interest therein and (iii) directs that the Cash Amount or Parent Shares Amount (as determined by the Managing Member) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Parent Shares are to be delivered, such Parent Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has, subject to the terms of the LLC Agreement, unencumbered title to such Units, free and clear of any rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:	Name of Member:

(Signature of Member)

(Street Address)

	(City)	(State)	(Zip Code)
IF THE CASH AMOUNT IS TO BE PAID, PAY TO: [WIRE INSTRUCTIONS]

Exhibit D-1

IF PARENT SHARES ARE TO BE ISSUED, ISSUE TO:

Name:

Social Security or tax identifying number:

Exhibit D-2

EXHIBIT E

NOTICE OF ELECTION BY MEMBER TO CONVERT

LTIP UNITS INTO CLASS A UNITS

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert _____________ LTIP Units in VICI Properties OP LLC (the “Company”) into Class A Units in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended; and (ii) directs that any cash in lieu of Class A Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:	Name of Holder:

(Signature of Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

E-1